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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 ALBAHEALTH, LLC


                          -----------------------------


                          Dated as of September 6, 2002


                          -----------------------------





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                                             TABLE OF CONTENTS

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ARTICLE I DEFINED TERMS..................................................................................1


ARTICLE II ORGANIZATIONAL MATTERS........................................................................2

     SECTION 2.1          Formation; Name................................................................2
     SECTION 2.2          Purpose and Powers.............................................................2
     SECTION 2.3          Offices; Registered Agent......................................................2
     SECTION 2.4          Term...........................................................................2
     SECTION 2.5          Liability to Third Parties.....................................................2
     SECTION 2.6          Admittance.....................................................................3
     SECTION 2.7          Members and Membership Interests...............................................3
     SECTION 2.8          Withdrawal.....................................................................3

ARTICLE III UNITS........................................................................................3

     SECTION 3.1          Authorization and Issuance of Units............................................3
     SECTION 3.2          Unit Certificates..............................................................4
     SECTION 3.3          Issuance of Additional Units or Convertible Securities.........................4

ARTICLE IV MANAGEMENT OF THE COMPANY.....................................................................6

     SECTION 4.1          Board of Managers..............................................................6
     SECTION 4.2          Meetings of Members...........................................................13
     SECTION 4.3          Officers......................................................................14
     SECTION 4.4          Duties of Officers and Managers...............................................15
     SECTION 4.5          Indemnification...............................................................15

ARTICLE V CONDUCT OF BUSINESS...........................................................................16


ARTICLE VI CAPITAL AND DISTRIBUTIONS....................................................................16

     SECTION 6.1          Capital Contributions.........................................................16
     SECTION 6.2          Capital Accounts..............................................................16
     SECTION 6.3          No Withdrawal of Capital; Distributions.......................................17
     SECTION 6.4          Tax Distributions.............................................................17
     SECTION 6.5          No Interest on Capital........................................................18
     SECTION 6.6          Allocation of Items of Company Income, Gain, Loss, Deduction and Credit.......18
     SECTION 6.7          Withholding...................................................................22

ARTICLE VII TRANSFERS OF COMPANY INTERESTS..............................................................23

     SECTION 7.1          Transfer of Units by Members..................................................23
     SECTION 7.2          Other Transfer Provisions.....................................................23
     SECTION 7.3          Right of First Offer..........................................................23
     SECTION 7.4          Tag-Along Rights..............................................................25
     SECTION 7.5          Drag-Along Rights.............................................................25
     SECTION 7.6          Involuntary Transfers; Insolvency Events......................................26
     SECTION 7.7          Prohibited Transfers..........................................................28
     SECTION 7.8          Rights of Unadmitted Assignees................................................29
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     SECTION 7.9          Admission of Substituted Members..............................................29
     SECTION 7.10         Representations Regarding Transfers; Legend...................................30
     SECTION 7.11         Distributions and Allocations in Respect of Transferred Units.................31
     SECTION 7.12         Termination of Certain Rights.................................................31

ARTICLE VIII BOOKS OF ACCOUNT AND FISCAL YEAR...........................................................31

     SECTION 8.1          Books of Account..............................................................31
     SECTION 8.2          Fiscal Year...................................................................31
     SECTION 8.3          Financial Statements..........................................................31
     SECTION 8.4          Tax Returns and Information...................................................32
     SECTION 8.5          Fixing Record Date............................................................33

ARTICLE IX DISSOLUTION, LIQUIDATION AND TERMINATION.....................................................34

     SECTION 9.1          Dissolution...................................................................34
     SECTION 9.2          Liquidation and Termination...................................................34
     SECTION 9.3          Cancellation of Filings.......................................................35

ARTICLE X TERM..........................................................................................35


ARTICLE XI MISCELLANEOUS................................................................................35

     SECTION 11.1         Jurisdiction..................................................................35
     SECTION 11.2         Governing Law.................................................................36
     SECTION 11.3         Waiver of Jury Trial..........................................................36
     SECTION 11.4         Amendments and Waivers........................................................36
     SECTION 11.5         Tax Matters...................................................................37
     SECTION 11.6         Notices.......................................................................37
     SECTION 11.7         Entire Agreement..............................................................37
     SECTION 11.8         Assignment; Successors and Assigns............................................38
     SECTION 11.9         No Agency.....................................................................38
     SECTION 11.10        Severability..................................................................38
     SECTION 11.11        Counterparts..................................................................38
     SECTION 11.12        Headings; Exhibits............................................................38
     SECTION 11.13        Further Assurances............................................................38
     SECTION 11.14        Specific Performance..........................................................39

EXHIBIT A    Capital Accounts/Members Schedule......................................................A-1
EXHIBIT B     Form of Unit Certificate .............................................................B-1
EXHIBIT C     Permitted Affiliate Transactions/Member Activities....................................C-1
EXHIBIT D     Form of Subordinated Promissory Note..................................................D-1
EXHIBIT E     List of Designees to the Board of Managers............................................E-1
ANNEX I       Definitions.......................................................................... I-1
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                                                    ii
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                                 ALBAHEALTH, LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

        THIS LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") of ALBAHEALTH, LLC, a Delaware limited liability company (the "COMPANY"), dated as of September 6, 2002, is made by and among the Company, ALBA-WALDENSIAN, INC., a Delaware corporation ("ALBA"), ENCOMPASS GROUP, L.L.C., a Delaware limited liability company ("ENCOMPASS"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE CAPITAL") (Alba, Encompass and GE Capital are each individually a "MEMBER" and collectively, the "MEMBERS").

                              W I T N E S S E T H :
                              - - - - - - - - - -

        A. The Company was formed as a limited liability company by the Members pursuant to the Act on March 12, 2002.

        B. Pursuant to the Contribution Agreement, (i) Alba contributed to the capital of the Company certain assets related to the Health Products Business having a fair market value of $40,000,000, subject to $28,000,000 of third-party bank debt, in exchange for 48,325 Common Units of the Company, (ii) Encompass contributed to the capital of the Company cash in an amount of $12,000,000 in exchange for 48,325 Common Units of the Company and (iii) GE Capital contributed to the capital of the Company cash in an amount of $1,000,000 in exchange for 3,350 Common Units of the Company.

        C. The Members intend for the Company to be a separate operating entity. The Company has been established primarily as a vehicle for the operation of the Health Products Business and such other businesses as the Members may, from time to time, agree to operate.

        D. The Members and the Company wish to enter into this Agreement in order to set forth their rights and obligations.

        ACCORDINGLY, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the Company agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

        For purposes of this Agreement, the capitalized terms shall have the meanings set forth on ANNEX I to this Agreement, which is incorporated herein by reference. Unless otherwise defined, capitalized terms used herein shall have the meanings set forth in the Contribution Agreement, which defined terms shall be applicable without regard to the termination of the Contribution Agreement.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

        SECTION 2.1 FORMATION; NAME. The Company was formed upon the execution and filing with the Secretary of State of the State of Delaware, on March 12, 2002, of a Certificate of Formation. This Agreement shall be effective as of the date hereof. The name of the Company shall be ALBAHEALTH, LLC or such other name as the Board of Managers of the Company (the "BOARD") may from time to time hereafter designate in accordance herewith. The Board shall cause to be executed and filed such further certificates, notices, statements or other instruments required by law for the operation of a limited liability company in all jurisdictions where the Company is required to qualify or be authorized to do business as a foreign limited liability company, or as otherwise necessary to carry out the purpose of this Agreement and the business of the Company.

        SECTION 2.2 PURPOSE AND POWERS. The purpose of the Company shall be to engage in the Health Products Business and any other lawful business that may be engaged in by a limited liability company under the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement (if not prohibited by the Act), together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

        SECTION 2.3 OFFICES; REGISTERED AGENT. The principal office of the Company, and such additional offices as the Company may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board may designate from time to time. The registered office of the Company in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

        SECTION 2.4 TERM. The term of the Company commenced on the date its certificate of formation described in Section 18-201 of the Act was filed in the office of the Secretary of State of the State of Delaware and shall continue until terminated in accordance with the terms of this Agreement or the Act.

        SECTION 2.5 LIABILITY TO THIRD PARTIES. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or Officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager or Officer of the Company. Notwithstanding any provision of this Agreement to the contrary, any Member, at its sole and absolute discretion, may guarantee all or any portion of any debt, obligation or liability of the Company.

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        SECTION 2.6   ADMITTANCE. Except as specifically provided herein, no new party shall be admitted as a Member of the Company without the unanimous vote or written consent of all of the Members, other than any Member with a Percentage Interest (inclusive of the aggregate Percentage Interest of all Affiliates thereof) of less than 20% (a "MINOR MEMBER" and, all such Members, the "MINOR MEMBERS").

        SECTION 2.7 MEMBERS AND MEMBERSHIP INTERESTS. A Member's membership interest ("MEMBERSHIP INTEREST") in the Company is its interest in the Company's assets, liabilities and capital, income or loss and cash flow, in each case subject to the provisions of this Agreement and the Act. The Membership Interests of the Members shall be represented by issued and outstanding Units with each type having the rights and privileges, including voting rights, set forth in this Agreement. The Board shall maintain a schedule of all Members from time to time, their respective mailing addresses, the type and number of Units held by each of them and their respective Percentage Interests represented by such Units (as the same may be amended, modified or supplemented from time to time, the "MEMBERS SCHEDULE"), a copy of which as of the date hereof is included in Exhibit A attached hereto. Upon a Transfer, issuance or redemption of any Units made in accordance with this Agreement, the Board shall amend the Members Schedule to reflect such Transfer, issuance or redemption of Units and the adjusted Membership Interests and Percentage Interests of the Members.

        SECTION 2.8 WITHDRAWAL. A Member may not resign or withdraw from the Company prior to the dissolution and winding up of the Company except with the unanimous vote or written consent of all of the Members (excluding any Minor Member) or a sale or transfer of all of its Units permitted by this Agreement.

                                   ARTICLE III

                                      UNITS

        SECTION 3.1   AUTHORIZATION AND ISSUANCE OF UNITS.

        (a) COMMON UNITS. The Company hereby authorizes the issuance of (i) 48,325 Common Units to Alba (representing 48.325% of the Membership Interests outstanding as of the Closing Date), (ii) 48,325 Common Units to Encompass (representing 48.325% of the Membership Interests outstanding as of the Closing
Date) and (iii) 3,350 Common Units to GE Capital (representing 3.35% of the Membership Interests outstanding as of the Closing Date). Such Common Units shall be issued by the Company to each of Alba, Encompass and GE Capital as consideration for the Alba Contribution, Encompass Contribution and GE Contribution, respectively, pursuant to the terms of the Contribution Agreement.

        (b) The rights, powers and duties relating to the Units authorized for issuance pursuant to this Section 3.1 are set forth in this Agreement.

        (c) The Company is hereby authorized to issue additional classes of Units upon such terms and with such rights, preferences and privileges as the Members may determine subject to Section 4.1(f)(ii) hereof.

        SECTION 3.2   UNIT CERTIFICATES.

        (a) All Units shall be represented by certificates in the form set forth in EXHIBIT B, shall be deemed "security" within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code. Each such certificate shall be signed by the President or Chief Executive Officer and the Secretary of the Company, certifying the number of Units owned by the holder of such Units and stating the type of such Units. All certificates for each type and class or Series of Units shall be consecutively numbered or otherwise identified. The name of the Person to whom the Units represented thereby are issued, with the number and type of Units, the date of issue and the Capital Account balance attributable to such Units, shall be entered on the books of the Company and, until such Units are transferred on the books of the Company (including the Members Schedule), such Person shall be deemed to be the owner of such Units for all purposes. Subject to the provisions of this Agreement, Units shall only be Transferred on the books of the Company (including the Members Schedule) by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Company of the certificate(s) for such Units endorsed by the appropriate Person(s), with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Company may reasonably require, and accompanied by all necessary transfer stamps. In that event, provided all other conditions to Transfer have been met, it shall be the duty of the Company to issue a new certificate to the Person entitled thereto, cancel the old certificate(s), and record the transaction on its books (including the Members Schedule).

        (b) The President or Chief Executive Officer and/or the Secretary of the Company may direct a new certificate(s) to be issued in place of any certificate(s) previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate(s), such officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate(s), or his or her legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.


        SECTION 3.3   ISSUANCE OF ADDITIONAL UNITS OR CONVERTIBLE SECURITIES.

        (a) Prior to a Qualified Offering, except as provided in the last sentence of this clause (a), the Company shall not authorize, issue or sell, or cause to be authorized, issued or sold, any additional Units and/or Convertible Securities unless (i) the Company shall have first offered such Units and/or Convertible Securities to the Members in accordance with Section 3.3(b) below,
(ii) such issuance and sale of additional Units and/or Convertible Securities is approved by the Board as required by Section 4.1(f)(ii), and (iii) if the Person to whom such certificates are issued is not an existing Member, such Person becomes a party to this Agreement, by executing and delivering to the Secretary of the Company a written undertaking to be bound by the terms and conditions of this Agreement in accordance with Section 7.9. Upon receipt of such undertaking by the Secretary of the Company and receipt by the Company of payment for the issuance of the applicable Units and/or Convertible Securities, such Person shall be admitted as a Member and listed as such on the books and records of the Company and thereupon shall be issued his or its Units and/or Convertible Securities. Upon the issuance of Units and/or Convertible Securities to any Member, the Board shall adjust the Members Schedule to reflect the issuance of Units and/or Convertible Securities to such Members, and the Percentage Interests of all other Members shall be reduced on a proportionate basis in an aggregate amount equal to the Percentage Interest of such additional Member. The provisions of clause (i) of this Section 3.3(a) shall not apply to
(x) Common Units issued by the Company pursuant to the terms of the Contribution Agreement, (y) securities issued by the Company (or any successor) pursuant to an acquisition undertaken by the Company by merger, purchase of assets or other reorganization of the Company as approved by the Board and otherwise approved as required by the terms of this Agreement and (z) all Common Units (or options therefor) hereafter issued or issuable to officers, directors, employees or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement as approved by the Board and otherwise approved as required by the terms of this Agreement.

        (b) In the event that the Company proposes to issue (a "PROPOSED ISSUANCE") any additional Units and/or Convertible Securities, the Company shall deliver a notice at least thirty (30) days prior to a Proposed Issuance, with respect to such Proposed Issuance (the "PREEMPTIVE NOTICE"), to the Members setting forth (i) the identity of the proposed purchaser (the "PROPOSED PURCHASER"), (ii) the type and amount of Units and/or Convertible Securities proposed to be issued, (iii) the period of time within which the Preemptive Right must be exercised (the "ACCEPTANCE PERIOD") and (iv) the price and the material terms and conditions of the Proposed Issuance. Subject to Section 3.3(c) below, the Members shall have the right (the "PREEMPTIVE Right"), exercisable as hereinafter provided, to participate in such issuance of additional Units and/or Convertible Securities by purchasing up to an amount of such additional Units and/or Convertible Securities proposed to be issued to the Proposed Purchaser equal to the aggregate amount of such additional Units and/or Convertible Securities multiplied by a fraction, the numerator of which shall be the aggregate number of Units owned by the Member on the date of such notice and the denominator of which shall be the total number of Units outstanding on such date (the "PROPORTIONATE SHARE"), such purchase to be at the same price and on the same terms and conditions as the Proposed Issuance. The Members that exercise their option to purchase their full PRO RATA allotment of such additional Units and/or Convertible Securities shall have a right of over-allotment (the "OVER-ALLOTMENT RIGHT") such that if any Member fails to exercise its rights to purchase its full PRO RATA allotment of such additional Units and/or Convertible Securities, such Members may purchase all or any portion of such remaining Units and/or Convertible Securities PRO RATA based on relative ownership (exclusive of all such non-exercising Members) of the Units issued and outstanding immediately prior to the exercise of such option to purchase.

        (c) The Preemptive Rights shall be exercisable by delivery of notice to such effect by the Members to the Company within the Acceptance Period set forth in the Preemptive Notice, which shall be no less than fifteen (15) days from the Members' receipt of the Preemptive Notice. If a Member shall fail to respond to the Company within the Acceptance Period, such failure shall be regarded as a rejection of the Member's right to exercise its Preemptive Right. The Company shall notify all exercising Members of any Over-Allotment Right within three (3) days after the expiration of the Acceptance Period. Members exercising their Over-Allotment Right as set forth in clause (b) above shall exercise such right by delivering notice to such effect to the Company within ten (10) days after the expiration of the Acceptance Period. The closing of any purchase by a Member under this Section 3.3 shall be held at such time and place upon which the parties to the transaction may agree. At such closing, the Member shall deliver by certified bank check or wire transfer, payment in full for such additional Units and/or Convertible Securities and all parties to the transaction shall execute such additional documents as are otherwise deemed necessary or appropriate by the Company. At such closing, the Company may issue and sell to the Proposed Purchaser such portion of the additional Units and/or Convertible Securities as have not been purchased by the Members pursuant to the exercise of their Preemptive Rights and Over-Allotment Rights only at the same price and on the same terms and conditions as the additional Units and/or Convertible Securities sold to the Members.

        (d) In the event of a Proposed Issuance of additional Units and/or Convertible Securities, which Proposed Issuance is subject to the Preemptive Rights and Over-Allotment Rights under this Section 3.3 and which is offered only in combination with the purchase of debt or debt securities, then the Preemptive Rights and Over-Allotment Rights shall apply to the combination and the Members shall be entitled to and, in the event it is exercising such right, required to purchase their PRO RATA share of both the debt and equity components of such combination on the basis set forth in Section 3.3(b).

        (e)  Preemptive Rights and Over-Allotment Rights pursuant to this
Section 3.3 shall terminate upon a Qualified Offering.

                                   ARTICLE IV

                            MANAGEMENT OF THE COMPANY

        SECTION 4.1   BOARD OF MANAGERS.

        (a) GENERALLY. All management powers over the business and affairs of the Company shall be vested in the Board and, subject to the direction of and any restrictions imposed by the Board, the Officers. Each Manager shall serve for a term of two (2) years. No Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company or, except as expressly provided in this Agreement, to attend or participate in any meeting of the Board. So long as GE Capital is a Member of the Company, GE Capital shall have the right to have one representative (the "GE OBSERVER") attend meetings of the Board solely as

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an observer, which GE Observer shall have no voting or other rights whatsoever
(other than the right to observe the meeting of the Board) and shall not be entitled participate in any discussions at such meetings. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company's behalf by or under the direction of the Officers, who shall be agents of the Company.

        (b) SIZE OF BOARD. For as long as each of the combined Percentage Interest of Alba and its Affiliates, on the one hand, and Encompass and its Affiliates, on the other hand, is equal to or greater than 40%, each Member covenants and agrees to vote all Units, and any other securities of the Company (or any successor thereto) that may be exchangeable for or issued in exchange for or in respect of the Units (whether by way of a stock split, stock dividend, combination, reclassification, reorganization or any other means) now owned or hereafter acquired by such Member which such Member is entitled to vote, in a manner such that the Board shall consist of five (5) members. In the event that the combined Percentage Interest of either Alba and its Affiliates, on the one hand, or Encompass and its Affiliates, on the other hand, becomes less than 40%, unless otherwise agreed to by unanimous consent of the Members (other than the Minor Members), the size of the Board shall be determined so that the number of Managers designated by each Member shall represent, as near as may be practicable, the same proportion of the entire Board as such Member's Percentage Interest represents of all Members' Percentage Interests; PROVIDED, that the number of Managers shall not be in excess of seven (7).

        (c) VOTING ARRANGEMENTS FOR MANAGERS. As of the Closing Date, the Board shall consist of three (3) nominees designated by Alba and two (2) nominees designated by Encompass, as set forth on EXHIBIT E hereto (which Exhibit E shall be amended from time to time by the Managers to reflect the resignation or removal of any Manager or the appointment of new or additional Managers in accordance with this Agreement), who shall serve for a term of two (2) years as set forth in Section 4.1(a) above, unless otherwise removed or replaced in accordance with the terms of this Agreement. Following the expiration of the initial term of the Managers and for as long as each of the combined Percentage Interest of Alba and its Affiliates, on the one hand, and Encompass and its Affiliates, on the other hand, is equal to or greater than 40%, each Member covenants and agrees to vote all Units, and any other securities of the Company (or any successor thereto) that may be exchangeable for or issued in exchange for or in respect of the Units (whether by way of a stock split, stock dividend, combination, reclassification, reorganization or any other means), now owned or hereafter acquired by such Member which such Member is entitled to vote in elections of Managers to cause the election of the Board and continuance as Managers of three (3) nominees designated by Alba and two (2) nominees designated by Encompass; PROVIDED, that one of the nominees designated by Alba (the "THIRD ALBA DESIGNEE") shall be a person who is selected in accordance with the following procedure:

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        To determine the identity of the Third Alba Designee, Alba shall furnish to Encompass the name of one (1) "QUALIFIED NOMINEE" (I.E., meaning a nominee meeting the criteria set forth below) selected by Alba, who, at a minimum, shall meet the following three (3) criteria (unless waived by both Alba and Encompass):

        (i) At the time of the person's initial nomination, such person is not an employee or director of, or consultant to Alba, Encompass or any of their Affiliates (excluding the Company) or does not otherwise, directly or indirectly, have a material business relationship with any such entity (excluding the Company);

        (ii) Such person has a reasonable amount of experience in the health care industry; and

        (iii) Such person is a citizen of the United States.

        The criteria identified above are referred to as the "SELECTION
CRITERIA."

        Within fifteen (15) days following receipt of the name of the Qualified Nominee, Encompass shall either accept the nomination of the Qualified Nominee or deliver its reasonable objection to such nominee. Should Encompass deliver a reasonable objection to such nominee, such nominee shall be withdrawn and Alba shall propose a replacement for the objectionable nominee who meets the Selection Criteria. Once a replacement is designated by Alba to whom no reasonable objection is made by Encompass within fifteen (15) days following such designation, Encompass shall promptly accept the Qualified Nominee so designated, and each Member covenants and agrees to vote all Units, and any other securities of the Company (or any successor thereto) that may be exchangeable for or issued in exchange for or in respect of the Units (whether by way of a stock split, stock dividend, combination, reclassification, reorganization or any other means) now owned or hereafter acquired by such Member which such Member is entitled to vote, in such matter in favor of the Third Alba Designee so accepted by Encompass. Once elected in accordance with the foregoing, the Third Alba Designee may likewise be removed or replaced during his or her term by Alba; PROVIDED, that Encompass shall have the right to object to such removal or replacement so long as it has a reasonable basis for such objection. If Encompass delivers such a reasonable objection, the Third Alba Designee shall continue to serve for the duration of his or her term. The procedures for identifying, nominating and electing the Third Alba Designee shall also apply to the selection of a replacement to serve as the Third Alba Designee in the event a vacancy occurs as a result of the death, illness, incapacity, resignation or removal of such Third Alba Designee.

        Each person designated as a Manager pursuant to this Section 4.1(c) shall hereafter be referred to as a "DESIGNEE." In the event the combined Percentage Interest of either Alba and its Affiliates, on the one hand, or Encompass and its Affiliates, on the other hand, becomes less than 40%, each Member covenants and agrees to vote all Units, and any other securities of the Company (or any successor thereto) that may be exchangeable for or issued in exchange for or in respect of the Units (whether by way of a stock split, stock dividend, combination, reclassification, reorganization or any other means) now owned or hereafter acquired by such Member which such Member is entitled to vote, in a manner such that the number of Managers designated by each Member shall represent, as near as may be practicable, the same proportion of the entire Board as such Member's Percentage Interest represents of all Members' Percentage Interests, unless otherwise agreed to by unanimous consent of the Members (other than the Minor Members).

        (d) EFFECT OF THE PUT OPTION AGREEMENT. In the event that Alba and/or its Permitted Transferee shall have exercised its Put Option pursuant to the Put Option Agreement, notwithstanding any provision in this Agreement to the contrary and notwithstanding the Transfer by Alba and/or its Permitted Transferees of all of their Units pursuant to the Put Option Agreement, (i) at least one (1) Designee of Alba shall serve as a Manager of the Company at all times during the period commencing on the Put Date and ending upon the receipt by Alba and its Permitted Transferee in full of all of the Put Consideration in accordance with the terms and conditions set forth in the Put Option Agreement and (ii) upon the occurrence of a Company Default Event, each Member agrees to promptly take or cause to be taken all such actions (and to vote any and all Units that such Member is entitled to vote in such a manner) as is necessary to cause the provisions of Section 1.5(a) of the Put Option Agreement to have immediate effect with respect to the Company and the Board, including, without limitation, the composition and actions of the Board.

        (e) VACANCIES. If there is a vacancy in the Board caused by the death, illness or other incapacity, or resignation, of a Designee or removal of a Designee by the Member that designated such Designee, the Member that had designated such deceased, ill, incapacitated, resigned or removed Designee shall designate a replacement Designee by written notice to the other Members within five (5) business days after the date of such vacancy, except that in the event that the Designee to be so replaced is the Third Alba Designee, such written notice shall be provided within fifteen (15) business days after the date of such vacancy. The Members shall cause the Company to hold a Members' meeting (or take action by unanimous written consent of all Members, other than the Minor Members, in lieu of a meeting) as soon as practicable but in no event later than five (5) business days after the date such notice is given or, in the case of a vacancy in the Board seat held by the Third Alba Designee, promptly following Encompass' acceptance of a Qualified Nominee selected by Alba in accordance with
Section 4.1(c). Except as otherwise expressly provided in Section 4.1(c) with respect to filling a vacancy in the Board seat held by the Third Alba Designee, each Member agrees to vote any and all Units that such Member is entitled to vote to elect to the Board, and thereafter to vote all such Units to continue in office, such replacement Designee. The Board may not act during the existence of a vacancy; PROVIDED, that the Board may act by unanimous consent or vote so long as there are no more than one (1) vacancy in the Board at any time.

        (f) IMPERATIVE AND FUNDAMENTAL BOARD DECISIONS. In addition to the powers that can be granted to managers under the Act, and in furtherance of the authority granted under Section 4.1(a) and the other provisions of this Agreement, the Board and, subject to Section 4.1(a) and the other provisions of this Agreement and the direction of and any restrictions imposed by the Board in accordance with this Agreement, the Officers shall have full power and authority (subject to any other provisions of this Agreement) to do all legal things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company; PROVIDED, that, except as otherwise provided in Article V hereof or Section 1.5 of the Put Option Agreement, all Imperative Board Decisions shall require the approval of both the Designees of Alba, on the one hand, and the Designees of Encompass, on the other hand, (and, solely in the case of the Imperative Board Decisions set forth below in clauses (viii) and
(ix) in this Section 4.1(f), shall also require the approval of GE Capital) and all Fundamental Board Decisions shall require approval of a majority of the entire Board then in office, in each case, for so long as Alba, together with its Affiliates, and Encompass, together with its Affiliates, each own at least 20% of the Percentage Interests. "IMPERATIVE BOARD DECISIONS" are the following:

        (i) any amendment to this Agreement or any other of the organizational documents of the Company or any of its Subsidiaries, including any change in the Company's name;

        (ii) any issuance, sale, transfer, purchase or redemption by the Company of membership interests or other securities (voting or otherwise) of the Company or any of its Subsidiaries, other than as contemplated by
     Article VII hereof;

        (iii) approval of the Company's or any of its Subsidiaries' entry into any business other than the Health Products Business and related businesses;

        (iv)   except as otherwise set forth in clause (ii) of this
     Section 4.1(f), approval of any reorganization of the Company or any sale or transaction involving the merger or consolidation of the Company or any of its Subsidiaries with or into another entity or the sale by the Company or any of its Subsidiaries of all or any material part (or, whether or not material, in excess of $1.0 million) of its assets other than the sale of inventory in the ordinary course of business;

        (v) admittance of any new Members to the Company, other than admittance pursuant to Article VII hereof;

        (vi) any transaction with a Member, Manager or Officer of the Company or any Affiliate thereof, except those transactions set forth on EXHIBIT C (which transactions shall be on an arm's-length basis, conducted in good faith and at fair market value), and any modification, amendment or supplement to such transaction, or any waiver of any material right of the Company with respect to any of the foregoing, except to the extent the aggregate transaction value of all such transactions is less than $50,000;

        (vii) approval of any change in the Company's auditors or any material change in the accounting policies or procedures of the Company;

        (viii) any agreement or arrangement (or any modification, amendment, supplement or waiver with respect thereto) (1) that treats, in any material respect, one Member inconsistently with such Member's Percentage Interest or (2) which would have a material adverse effect on one Member, not otherwise included in or contemplated by the annual budget or business plan; (ix) any agreement or arrangement (or any modification, amendment, supplement or waiver with respect thereto) which could prevent or limit the Company or any of its Subsidiaries from engaging in any business or activity;

        (x) any bankruptcy filing by or with respect to the Company or any of its Subsidiaries or any filing seeking other relief with respect to the Company's or its Subsidiaries' debts or any assignment for the benefit of the creditors thereof; and

        (xi) approval of any liquidation or dissolution of the Company or any of its Subsidiaries.

        "FUNDAMENTAL BOARD DECISIONS" are the following:

             (1) any changes in the location of the headquarters of the Company to a location within the United States;

             (2) any changes in the Officers of the Company (other than any Officers of the Company who were appointed by another Officer pursuant to Section 4.3(b));

             (3) any increase in debt authorization in excess of the amount stated in the annual budget of the Company for the relevant year, other than temporary increases in debt authorization necessitated, in the reasonable judgment of a majority of the Managers, by emergencies or other sudden adverse occurrences;

             (4) approval of capital expenditures in any year which individually, or in the aggregate, deviate by more than 5% from that set forth in such year's annual budget for the Company;

             (5) approval of (A) any material change with respect to the compensation or benefits of any of its employees and (B) any employee incentive compensation plan or payments for the employees of the Company and/or its Subsidiaries;

             (6)      any initiation or settlement of (A) any tax proceedings or
        (B) any legal proceedings involving the Company and/or any one or more of its Subsidiaries where the actual or potential liability exceeds $500,000.

             (7) approval of any annual and long-term performance objectives, budgets, operating plans (or other similar plans), and annual financial statements of the Company and its Subsidiaries, or any modification, amendment or supplement thereto;

             (8) approval of the appointment or removal of the Chief Executive Officer and the Chief Financial Officer of the Company or any of its Subsidiaries, subject to Section 4.3(a) hereof and to reasonable performance standards; and

             (9) any investment (including, without limitation, investments in fixed assets or other entities) or series of related investments by the Company or any of its Subsidiaries in excess of $200,000.

        (g) KEY RESPONSIBILITIES. Except as otherwise provided in this Agreement, the key responsibilities of the Board shall include, among other things:

        (i)   meeting annually to approve business plans of the Company;

        (ii) conducting quarterly performance reviews of employees of the Company;

        (iii) monitoring performance of the Company by reviewing monthly reports prepared by the Officers; and

        (iv) managing and supervising the business of the Company, including overseeing the general progress of operational, development and marketing activities.

        (h) REGULAR AND ANNUAL MEETINGS; NOTICE. Regular meetings of the Board shall be held at such time and at such place as the Board may from time to time prescribe, but no less frequently than quarterly. Notice of any regular meeting shall be provided to each Manager in the manner consistent with the notice requirements set forth in Section 4.1(i). There shall be distributed to each Manager no later than five (5) days in advance of each meeting the materials to be acted upon at the meeting.

        (i) SPECIAL MEETINGS; NOTICE. Special meetings of the Board shall be called by the Secretary of the Company, or an officer of the Company performing similar functions, upon receipt of a written request of any Manager to do so specifying the matter or matters appropriate for action at such a meeting that are proposed to be presented at the meeting. Any such meeting shall be held at such time and at such place, within or without the State of Delaware. Notice of such meeting stating the date, time and place thereof and the principal purpose or purposes of the meeting shall be given by mail, telephone, other electronic transmission or personally. If by mail, such notice shall be given not less than five (5) days before the meeting; and if by telephone, other electronic transmission or personally, not less than two (2) days before the meeting. Notice of any meeting of the Board need not be given to a Manager, however, if waived by the Manager in writing before or after such meeting or if the Manager shall be present at the meeting, except when the Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

        (j) QUORUM; ACTION OF BOARD. At each meeting of the Board, a majority of the entire Board then in office (which shall include, to the extent each of Alba and Encompass is entitled have one or more Designees on the Board pursuant to this Section 4.1, at least one Designee of Alba and, other than during a Company Default Period, at least one Designee of Encompass) shall constitute a quorum for the transaction of business; PROVIDED, that in the event a particular Board meeting which has been duly called with notice given shall have been adjourned two (2) consecutive times due to the absence (in each case) of all Designees of either Encompass or Alba (but not due to the absence of all Designees of both Encompass and Alba), respectively, then a Designee of such party shall not be required in order to constitute a quorum for the same Board meeting when next duly called with notice given (without effect on the next Board meeting unless the circumstances described in this proviso apply to such meeting). Except as otherwise provided in this Agreement, the vote of a majority of the entire Board then in office shall be the act of the Board.

        (k) INFORMAL ACTION BY MANAGERS. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent in writing (which may be in counterparts) setting forth the action so taken shall be signed by the Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting (which shall include, to the extent each of Alba and Encompass is entitled have one or more Designees on the Board pursuant to this Section 4.1, at least one Designee of each of Alba and Encompass); PROVIDED, that each Manager shall have been provided with a copy of the action to be taken and the consent before the action is to be taken with a reasonable opportunity to sign it; and PROVIDED, FURTHER, that this written consent procedure shall not be used in lieu of regular quarterly (or more frequent) Board meetings unless agreed in writing by all the Managers.

        (l) TELEPHONE MEETINGS. The Managers may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting will constitute presence in person at such meeting, except where a person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not called or convened in accordance with this Agreement.

        SECTION 4.2   MEETINGS OF MEMBERS.

        (a) MEETINGS OF MEMBERS; NOTICE. A meeting of Members may be called at any time by any Member to vote on, or obtain consent for, any action which, pursuant to this Agreement, Certificate of Formation or any applicable law, permits or requires the vote or consent of the Members. Any such meeting shall be held at such time and at such place, within or without the State of Delaware. Notice of such meeting stating the date, time and place thereof and the principal purpose or purposes of the meeting shall be given by mail, telephone, other electronic transmission or personally. Such notice shall be given not less than five (5) days before the meeting. Notice of any meeting of the Members need not be given to a Member, however, if waived by the Member in writing before or after such meeting or if the Member shall be present at the meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

        (b) QUORUM; ACTION OF MEMBERS. At each meeting of the Members, the holders of a majority of the issued and outstanding Units entitled to vote at such meeting present either in person or by proxy shall constitute a quorum for the transaction of business. Except as otherwise provided in this Agreement, the vote of the holders of a majority of the issued and outstanding Units shall be the act of the Members. The vote of each Member will be in proportion to such Member's Percentage Interest.

        (c) INFORMAL ACTION BY MEMBERS. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing (which may be in counterparts) setting forth the action so taken shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all interests entitled to vote thereon were present and voted; PROVIDED, that each Member shall have been provided with a copy of the action to be taken and the consent before the action is to be taken with a reasonable opportunity to sign it.

        (d) TELEPHONE MEETINGS. The Members may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting will constitute presence in person at such meeting, except where a person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not called or convened in accordance with this Agreement.

        (e) VOTING AGREEMENTS. No Member is presently a party to, and no Member shall enter into, any voting agreements, voting trusts or any other arrangements or agreements which relate to voting the Units held by such Member, except for this Agreement and any amendments hereto.

        SECTION 4.3   OFFICERS.

        (a) IN GENERAL. The Board may, in accordance with Section 4.1 hereof, appoint a Chairman of the Board, Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, a Secretary and such other Officer or Officers of the Company as the Board may deem necessary or advisable; PROVIDED, that (i) the first Chairman of the Board to be appointed by the Board pursuant to this Agreement will be Yosef Shiran and (ii) the first Chief Executive Officer to be appointed by the Board pursuant to this Agreement will be Dan Mesika. The Chairman of the Board and Chief Executive Officer shall each have a term of one (1) year. The Officers of the Company will exercise the powers and perform the duties incident to their offices, subject to the direction of the Board. If so authorized by the Board, an Officer will have the authority to bind the Company. In addition, the Secretary, in addition to his or her customary duties, is empowered to certify resolutions and other documents of the Company. The Officers

(other than the Chairman of the Board) need not be Managers of the Company, and the Officers will hold office until their successors are appointed and qualified, unless sooner they die, resign or are removed from office. The Board is empowered to fill any vacancy in any office of the Company and to remove any Officer in accordance with this Agreement and applicable law.

        (b) APPOINTMENT. All of the Officers of the Company will be appointed by the Board; PROVIDED that, the Board may delegate its authority to the Chief Executive Officer to appoint one or more Vice Presidents or any lower ranking Officer. Any one or more offices may be held by the same person. The Board shall establish compensation for Officers and any employees of the Company which shall be at a rate that is customary for the position held.

        (c) TERM OF OFFICE. Each Officer shall hold office from the time of such Officer's appointment and qualification to the time at which such Officer's successor is appointed and qualified, unless such Officer shall die or resign or shall be removed pursuant to Section 4.3(e).

        (d) RESIGNATION. Any Officer may resign at any time by giving written notice of such resignation to the Board or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        (e) REMOVAL. Subject to the applicable provisions of Sections 4.1(f), any Officer may be removed at any time from his position as an officer, but not as a Manager, with or without cause, by the Board.

        (f) VACANCIES. A vacancy, however caused, of any Officer of the Company may be filled in the manner provided by Section 4.3(a) for appointment of such Officer, subject to the applicable provisions of Section 4.1(f).

        SECTION 4.4 DUTIES OF OFFICERS AND MANAGERS. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Members by the Officers and by the Managers shall be the same as the respective duties and obligations owed to a corporation organized under the DGCL or its stockholders by its officers and directors, respectively.

        SECTION 4.5 INDEMNIFICATION. The Company shall indemnify the Managers, Officers, employees and agents of the Company to the full extent a corporation organized under the DGCL is required or permitted to indemnify its directors and officers under the DGCL.

                                   ARTICLE V

                               CONDUCT OF BUSINESS

        Except as contemplated by this Agreement or otherwise unanimously approved by the entire Board then in office, at any time the aggregate Percentage Interests of Alba and its Affiliates is equal or greater than twenty percent (20%), the Company and its Subsidiaries, if any, shall, and each of the Members shall cause each of the foregoing to, carry on the Business and operate its assets substantially in the ordinary course, preserve intact the Company's business organization, including its officers and employees, and preserve the Business' relationships with its customers, suppliers and others having business dealings therewith.

                                   ARTICLE VI

                            CAPITAL AND DISTRIBUTIONS

        SECTION 6.1   CAPITAL CONTRIBUTIONS.

        (a) Alba, Encompass and GE Capital, as the original members of the Company, initially contributed to the capital of the Company the assets described on the first page hereof. The amount of money and the Fair Market Value of any property (net of any liabilities secured by the property or to which the property is subject) contributed to the Company by a Member, in respect of the issuance of Units or otherwise, shall constitute a "CAPITAL CONTRIBUTION" of such Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of such Member's predecessors in interest.

        (b) Unless there is a final determination of a tax audit that is inconsistent with this Section 6.1(b) or it is otherwise prohibited by law, the Members agree that the Company and each of the Members shall file all tax returns, tax information returns and reports with the Internal Revenue Service on the basis that the Alba Contribution, including the related assumption of liabilities by the Company and the execution of this Agreement and the Contribution Agreement, will not cause the Members or the Company to recognize gain for U.S. federal income tax purposes.

        (c) The Membership Interests of Members shall at all times be maintained on the Members Schedule, which the Managers shall update from time to time as necessary to account for additional Members who may become a party to this Agreement as provided for herein and to accurately reflect the information therein.

        SECTION 6.2   CAPITAL ACCOUNTS.

        (a) A separate capital account (each a "CAPITAL ACCOUNT") shall be maintained for each Member in accordance with Treasury Regulations Section 1.704-1(b) (2)(iv). Each Member's initial Capital Account shall reflect the Gross Asset Value of such Member's initial Capital Contribution net of any liabilities secured by the property or to which the property is subject. Subject to the provisions of subsections (b) and
(c) of this Section 6.2, the Capital Account of each Member shall be (i) increased by (A) the amount of cash and the Gross Asset Value of any property contributed to the Company by such Member (net of liabilities secured by the property or to which the property is subject), (B) Profits and any other items of income and gain allocated to such Member pursuant to Section 6.6, (ii) decreased by (A) the amount of cash and the Gross Asset Value of any property distributed to such Member (net of liabilities secured by the property or to which the property is subject), (B) the Losses and any other items of deduction and loss allocated to such Member pursuant to Section 6.6, and (iii) otherwise maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) in order for the allocation of Profits and Losses pursuant to Section 6.6 to have "substantial economic effect" in accordance with Treasury Regulations Section 1.704-1(b)(2).

        (b) The foregoing provisions of this Section 6.2 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1 and 1.704-2 and will be interpreted and applied in a manner consistent with such Treasury Regulations and any amendment or successor provision thereto. The Board will cause appropriate modifications to be made if unanticipated events might otherwise cause this Agreement not to comply with such Treasury Regulations, so long as such modifications do not cause a material change in the relative economic benefit of the Members under this Agreement.

        (c) If all or any part of a Member's Units are transferred in accordance with this Agreement, the Capital Account of the transferor that are attributable to the transferred Units will carry over to the transferee.

        (d) Each Member's Capital Account after giving effect to the transactions set forth in the Contribution Agreement is set forth on EXHIBIT A to this Agreement.

        SECTION 6.3   NO WITHDRAWAL OF CAPITAL; DISTRIBUTIONS.

        (a) Except as otherwise provided in this Agreement or the Contribution Agreement, no Member shall demand or receive a return of its Capital Contributions. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash, except as may be specifically provided in this Agreement. The Board shall determine the cash needs of the Company on at least a quarterly basis and direct that all Available Cash shall be distributed to the Members.

        (b) Except as provided in Section 9.2, any such distributions shall be made to all holders of Units as of the record date for the distribution in accordance with their Percentage Interests.

        SECTION 6.4 TAX DISTRIBUTIONS. The Company shall make PRO RATA distributions of cash to each Member, based on each Member's Percentage Interest, in order to make available sufficient funds to each Member to pay federal, state and local income and franchise taxes resulting from the allocation of the Company's taxable income to its Members. Unless otherwise unanimously agreed by the Members, the total amount required to be distributed pursuant to this Section, regardless of the actual amount of taxes ultimately payable by any Member (or its owners), shall be an amount such that each Member receives, at a minimum, the product of 42.5% and such Member's allocable share of the taxable income of the Company for the taxable year. The Company shall make the distributions required in this Section
6.4 in a timely manner to allow the taxes (including, without limitation, estimated tax payments) attributable to the income of the Company allocated to any Member to be paid when due.

        SECTION 6.5 NO INTEREST ON CAPITAL. No Member shall receive any interest with respect to its Capital Contributions or its Capital Account.

        SECTION 6.6 ALLOCATION OF ITEMS OF COMPANY INCOME, GAIN, LOSS, DEDUCTION AND CREDIT.

        (a)   After giving effect to the special allocations set forth in
Section 6.6(c), all Profits and Losses shall be allocated to the Members as follows:

        (i) Profits for each Fiscal Year shall be allocated to the Members in accordance with their Percentage Interests.

        (ii) Losses for each Fiscal Year shall be allocated to the Members in accordance with their Percentage Interests.

        (b) For purposes of this Agreement, the terms "PROFITS" and "LOSSES" shall mean, for each Fiscal Year as defined in Section 8.2 or other period, an amount equal to the Company's taxable income or loss, as the case may be, for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

        (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this subparagraph shall be added to such taxable income or loss;

        (ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this subparagraph (b) shall be subtracted from such taxable income or loss;

        (iii) in the event the Gross Asset Value of any Company Asset is adjusted pursuant to subparagraph (b), (c) or (d) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

        (iv) gain or loss resulting from the disposition of any Company Asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

        (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition thereof;

        (vi) to the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

        (vii) notwithstanding any other provision of this subparagraph (b), any items which are specially allocated pursuant to Section 6.6(c) shall not be taken into account in computing Profits and Losses.

        (c) SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

        (i) MINIMUM GAIN CHARGEBACK. Subject to the exceptions set forth in Treasury Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during a Fiscal Year, each Member shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain during such Fiscal Year (which share of such net decrease shall be determined under Treasury Regulations Section 1.704-2(g)(2)). It is intended that this Section 6.6(c)(i) shall constitute a "minimum gain chargeback" as provided by Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

        (ii) MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Subject to the exceptions contained in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during a Fiscal Year, any Member with a share of such Member Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of such Fiscal Year shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain (which share of such net decrease shall be determined under Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(g)(2)). It is intended that this Section 6.6(c)(ii) shall constitute a "partner nonrecourse debt minimum gain chargeback" as provided by Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

        (iii) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-4(b)(2)(ii)(d)(6) (modified, as appropriate, by Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)), items of Company income and gain for such Fiscal Year shall be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any Adjusted Capital Account Deficit of the Member as quickly as possible; PROVIDED, that an allocation pursuant to this Section 6.6(c)(iii) shall be made if and only to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section
     6.6 have been tentatively made as if this Section 6.6(c)(iii) were not in the Agreement.

        (iv) NONRECOURSE DEDUCTIONS. Any Nonrecourse Deductions shall be allocated to the Common Holders in accordance with the Common Percentage Interests.

        (v) MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions shall be allocated to the Member that bears the Economic Risk of Loss for the Member Nonrecourse Debt to which such deductions relate as provided in Treasury Regulations Section 1.704-2(i)(1). If more than one Member bears the Economic Risk of Loss, such deduction shall be allocated between or among such Members in accordance with the ratios in which such Members share such Economic Risk of Loss.

        (vi) CERTAIN SECTION 754 ADJUSTMENT. To the extent any adjustment to the adjusted tax basis of any Company Asset pursuant to Section 732(d),
     Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases such basis) or an item of loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company as determined under Treasury Regulations Section 1.704-1(b)(3) in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

        (vii) LIMIT ON LOSS ALLOCATIONS. Notwithstanding the provisions of
     Section 6.6(a) or any other provision of this Agreement to the contrary, Losses (or items thereof) will not be allocated to a Member if such allocation would cause or increase a Member's Adjusted Capital Account Deficit and will be reallocated to the other Members in proportion to their Percentage Interests, subject to the limitations of this Section 6.6(c)(vii).

        (viii) CURATIVE ALLOCATIONS. The allocations under Section 6.6(c)(i) through (c)(vii) (such allocations, the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members and the Company that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Agreement. Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner the Company determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all items were allocated pursuant to Section 6.6(a) and Section 6.6(c)(xi). In exercising its discretion under this
    Section 6.6(c)(viii), the Company shall take into account future Regulatory Allocations under Section 6.6(c)(i) through (c)(vii) that are likely to offset other Regulatory Allocations previously made.

        (ix) SECTION 482 ALLOCATIONS. If the Internal Revenue Service reallocates an item of income, deduction or loss to a Member or an Affiliate pursuant to Section 482 of the Code or any similar rule or principle of law (a "MEMBER SECTION 482 ALLOCATION"), and the Company has a corresponding correlative item of deduction, loss or income (as determined under Section 1.482-1(g) of the Regulations (the "COMPANY CORRELATIVE ITEM")), such Company Correlative Item shall be specially allocated to and reflect in the Capital Account of the Member that received (or whose Affiliate received) such Member Section 482 Allocation, and a corresponding deemed contribution or distribution shall be likewise credited or debited to the Capital Account of such Member.

        (x) MEMBER CORRELATIVE ITEM. If the Internal Revenue Service reallocates an item of income, deduction or loss to the Company pursuant to
    Section 482 of the Code or any similar rule or principle of law (a "COMPANY
    SECTION 482 ALLOCATION"), and any Member or its Affiliate has a corresponding correlative item of deduction, loss or income (as determined under Section 1.482-1(g) of the Regulations (the "MEMBER CORRELATIVE ITEM")), such Company Section 482 Allocation shall be specially allocated to and reflect in the Capital Account of the Member that received (or whose Affiliate received) such Member Correlative Item, and a corresponding deemed contribution or distribution shall likewise be credited or debited to the Capital Account of such Member.

        (d)  CONTRIBUTED ASSETS.

        (i) For federal, state and local income tax purposes only, with respect to any assets contributed by a Member to the Company ("CONTRIBUTED ASSETS") which have a Gross Asset Value on the date of their contribution which differs from the Member's adjusted basis therefor as of the date of contribution, the allocation of Depreciation and gain or loss with respect to such Contributed Assets shall be determined in accordance with the provisions of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder using the remedial method within the meaning of Treasury Regulations Section 1.704-3(d). For purposes of this Agreement, an asset shall be deemed a Contributed Asset if it has a basis determined, in whole or in part, by reference to the basis of a Contributed Asset (including an asset previously deemed to be a Contributed Asset pursuant to this sentence).

        (ii) In the event the Gross Asset Value of any Company Asset is adjusted pursuant to subparagraph (b) of the definition thereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in accordance with the provisions of Section 704(c) of the Code and the Treasury Regulations thereunder using a method set forth in Treasury Regulations Section 1.704-3 as determined by the Board.

        (e) EXCESS NONRECOURSE LIABILITIES. Excess nonrecourse liabilities (as defined in Treasury Regulations Section 1.752-3(a)(3)) of the Company for U.S. federal income tax purposes shall first be allocated to Alba up to the amount of built-in gain that is allocable to Alba with respect to Code Section 704(c) property (as defined under Treasury Regulations Section 1.704-3(a)(3)(ii)) that is subject to the excess nonrecourse liability in accordance with Treasury Regulations Section 1.752-3(a)(3) but only to the extent such built-in gain exceeds the gain described in Treasury Regulations Section 1.752-3(a)(2) and all remaining excess nonrecourse liabilities shall be allocated in accordance with the Members' Percentage Interests; PROVIDED, that the Members shall endeavor to allocate to Alba in all events at least sufficient nonrecourse liabilities for purposes of Code Section 752 and the Treasury Regulations promulgated thereunder to avoid a deemed distribution pursuant to Code Section 752(b) and the Treasury Regulations promulgated thereunder that would cause Alba to recognize income or gain.

        SECTION 6.7 WITHHOLDING. Notwithstanding any other provision of this Agreement, the Company shall comply with any withholding requirements under any law and shall remit amounts withheld to and file required forms with applicable taxing authorities. To the extent that the Company is required to withhold and pay over any amounts to any taxing authority with respect to distributions or allocations to any Member, the amount withheld shall be treated as a distribution of cash to such Member in the amount of such withholding. If an amount required to be withheld was not withheld from an actual distribution, the Company may reduce subsequent distributions by the amount of such required withholding. Each Member agrees to furnish the Company such forms or other documentation as are reasonably necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.

                                  ARTICLE VII

                         TRANSFERS OF COMPANY INTERESTS

        SECTION 7.1 TRANSFER OF UNITS BY MEMBERS. Prior to September 6, 2004 (the "INITIAL RESTRICTIVE Period"), no Member (other than GE Capital) shall, directly or indirectly, Transfer any legal or beneficial interest in the Units, without the prior written consent of the other Members (excluding any Minor Member), and no Member (including GE Capital), whether before, during or after the Initial Restrictive Period, shall, directly or indirectly, Transfer, without the prior written consent of the other Members (excluding any Minor Member), any legal or beneficial interest in the Units if such Transfer will result in the termination of the Company pursuant to Section 708 of the Code.

        SECTION 7.2 OTHER TRANSFER PROVISIONS. Any purported Transfer by a Member of all or any part of such Member's Units in violation of this Article VII shall be null and void and of no force or effect.

        SECTION 7.3 RIGHT OF FIRST OFFER. Except for Transfer of all of its Units by any Member to one or more of its Affiliates (a "PERMITTED TRANSFEREE" and, such Transfer, a "PERMITTED TRANSFER") or Transfers made in compliance with the provisions governing Involuntary Transfers set forth in Section 7.6 hereof, the Transfer of all or any part of its Units to any Person (a "PURCHASER") by any Member shall be subject to a right of first offer granted to the Company and to all other Members holding the same type of Units on the terms set forth below.

        (a) The transferring Member shall first deliver to the Company and each other Member (the "OFFERED MEMBERS") a written notice (an "OFFER NOTICE") that shall (i) state the transferring Member's intention to Transfer Units to one or more Persons in a bona fide, arm's-length transaction, the amount and type of the Units to be Transferred (the "SUBJECT INTERESTS"), the proposed purchase price therefor (which shall be payable in cash) and a summary of the other material terms of the proposed Transfer and (ii) offer the Company and the Offered Members the option to acquire all or a portion of such Subject Interests upon the terms and subject to the conditions of the proposed Transfer as set forth in the Offer Notice (the "OFFER"); PROVIDED that such Offer may provide that it must be accepted by the Company and the Offered Members (in the aggregate) on an all or nothing basis (an "ALL OR NOTHING SALE"). The Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Offer is accepted during such periods, until the consummation of the sale contemplated by the Offer). The Company shall have the right and option but not the obligation, for a period of thirty (30) days after delivery of the Offer Notice (the "COMPANY ACCEPTANCE PERIOD"), to accept all or any part of the Subject Interests at the cash purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the transferring Member and each of the Offered Members within the Company Acceptance Period.

        (b) If the Company shall fail to accept all of the Subject Interests offered pursuant to, or shall reject either in writing or by failing to respond to the Offer during the Company Acceptance Period, the Offer (the Company being required to notify in writing the transferring Member and each of the Offered Members of its rejection or failure to accept in the event of the same), then, upon the earlier of the expiration of the Company Acceptance Period or the date five (5) days immediately after the giving of such written notice of rejection or failure to accept such offer by the Company, each Offered Member shall have the right and option, for a period of ten (10) days thereafter (the "MEMBER ACCEPTANCE PERIOD"), to accept for purchase at the cash purchase price and on the terms stated in the Offer Notice up to the amount of Subject Interests so offered and not accepted by the Company (the "REFUSED INTERESTS") equal to the product of (a) the aggregate amount of Refused Interests multiplied by (b) such Offered Member's First Offer Ratio; PROVIDED, HOWEVER, that, if the Offer contemplated an All or Nothing Sale, the Offered Members who purchase Refused Interests pursuant to this Section 7.3 must, in the aggregate, accept the Offer with respect to all, but not less than all, of the Refused Interests, at the cash purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by an Offered Member by delivering a written notice to the Company and the transferring Member within the Member Acceptance Period specifying the amount of Units such Offered Member will purchase (the "FIRST OFFER INTERESTS"). If, upon the expiration of the Member Acceptance Period, the aggregate amount of the Refused Interests exceeds the aggregate amount of First Offer Interests (such excess being referred to herein as "EXCESS REFUSED INTERESTS"), each Offered Member (each, an "ACCEPTING MEMBER") who, during the Member Acceptance Period, accepted the Offer with respect to the maximum amount of the Refused Interests allocable to such Offered Member pursuant to the first sentence of this Section 7.3(b), shall have the right and option to accept within ten (10) days following conclusion of the Member Acceptance Period (the "EXCESS PERIOD") for purchase at the cash purchase price and on the terms stated in the Offer Notice up to the amount of its PRO RATA share of the Excess Refused Interests or, with respect to an All or Nothing Sale, all, but not less than all, Excess Refused Interests. All acceptances of Subject Interests by an Offered Member pursuant to an Offer shall be irrevocable.

        (c) If effective acceptances shall not be received by the transferring Member pursuant to this Section 7.3 with respect to all of the Subject Interests offered for sale pursuant to the Offer Notice, then the transferring Member may Transfer all or any portion of the Subject Interests so offered for sale and not so accepted (or, in the case of an All or Nothing Sale, all, but not less than all, of the Subject Interests offered for sale pursuant to the Offer Notice), at a cash price not less than the price, and on terms not more favorable to the Purchaser or less favorable to the Company and the Members, as the case may be, than the terms stated in the Offer Notice at any time within ninety (90) days after the expiration of the Member Acceptance Period (the "SALE PERIOD"). In the event that all of the Subject Interests are not sold by the transferring Member during the Sale Period, the right of the transferring Member to Transfer such Subject Interests shall expire and the obligations of this Section 7.3 shall be reinstated.

        (d) All Transfers of Subject Interests to the Company or the Offered Members pursuant to this Section 7.3 shall be made free and clear of all liens (other than this Agreement) and shall be consummated contemporaneously at the offices of the Company on the later of (a) a mutually satisfactory business day within sixty days (60) after the expiration of the Member Acceptance Period and (b) the fifth
(5th) business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1974 applicable to such Transfers, or at such other time and/or place as the parties may agree. The delivery of certificates or other instruments evidencing such Subject Interests duly endorsed for Transfer shall be made on such date against payment of the purchase price for such Subject Interests.

        SECTION 7.4 TAG-ALONG RIGHTS. At any time following the Initial Restrictive Period, except for (i) Permitted Transfers, (ii) Transfers of Units
(A) to another Member or (B) to the Company and (iii) Transfers resulting from the occurrence of an Involuntary Transfer or Insolvency Event, in the event that a Member, other than a Minor Member, wishes to Transfer any Units to a Purchaser the following procedures shall apply:

        (a) Any Member, other than a Minor Member (the "TAG-ALONG INITIATOR"), desiring to Transfer any Units shall, after expiration of all required notice periods under Section 7.3, give not less than ten (10) days' prior written notice of such intended Transfer to each other Member (each, a "TAG-ALONG OFFEREE") and to the Company. Such notice (the "TAG-ALONG NOTICE") shall set forth the terms and conditions of such proposed Transfer, including the name of the proposed Purchaser, the amount and type of Units proposed to be transferred by the Tag-Along Initiator (the "TAG-ALONG INTERESTS"), the purchase price of such Units proposed to be paid therefor and the payment terms and type of Transfer to be effectuated. Within ten (10) days after delivery of the Tag-Along Notice by the Tag-Along Initiator to each Tag-Along Offeree and to the Company, each Tag-Along Offeree shall, by written notice to the Tag-Along Initiator and the Company, have the opportunity and right to sell to the transferee in such proposed Transfer (upon the same terms and conditions as the Tag-Along Initiator) up to that amount of Units owned by the Tag-Along Offeree equal to the product of (x) such Tag-Along Offeree's Percentage Interest multiplied by
(y) the aggregate number of Units comprising the Tag-Along Interests. The amount of Tag-Along Interests to be sold by any Tag-Along Initiator shall be proportionately reduced to the extent necessary to provide for such sales of Interests hereunder by Tag-Along Offerees.

        (b) At the closing of any proposed Transfer in respect of which a Tag-Along Notice has been delivered, the Tag-Along Initiator together with all Tag-Along Offerees electing to sell Units, shall deliver, free and clear of all liens (other than this Agreement), to the proposed transferee the Units to be sold thereto and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Units as described in the Tag-Along Notice.

        SECTION 7.5 DRAG-ALONG RIGHTS. Subject to the limitations on Transfer set forth in Section 7.1 and the right of first refusal of other Members set forth in Section 7.3 hereof, except as provided in the last sentence of this
Section 7.5, if a Member, other than any Minor Member (a "DRAG-ALONG INITIATOR"), determines to Transfer or exchange (in a business combination or otherwise) in one or a series of related bona fide arm's-length transactions (collectively, the "DRAG-ALONG TRANSACTION") to an unrelated and unaffiliated third party all of the Units held by the Drag-Along Initiator, then, upon thirty (30) days' written notice from the Drag-Along Initiator to the other Members and the Company (the "DRAG-ALONG NOTICE"), which notice shall include reasonable details of the proposed transaction, including the proposed time and place of closing and the consideration to be received by the Members (the "DRAG-ALONG CONSIDERATION"), each other Member shall be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party, all of his Units in the same transaction at the closing thereof (and will deliver the Units to be sold at the closing, free and clear of all liens, claims, or encumbrances except this Agreement); provided, HOWEVER, that, no Member shall be obligated to sell, transfer or deliver, or cause to be sold, transferred or delivered, any of such Member's Common Units in the event that the Drag-Along Consideration to be received by such Member for its Common Units is less than, as of the date of the Drag-Along Notice, an Internal Rate of Return of 25% on such Member's Capital Contributions or, solely in the case of GE Capital, the Drag-Along Consideration to be received by GE Capital consists of any type of consideration other than cash or cash equivalent. Notwithstanding the foregoing, the rights to force another Member to participate in a Drag-Along Transaction shall not apply to any Transfer resulting from the occurrence of an Involuntary Transfer or an Insolvency Event.

        SECTION 7.6  INVOLUNTARY TRANSFERS; INSOLVENCY EVENTS.

        (a)  [INTENTIONALLY DELETED].

        (b) NOTICE AND OFFER TO SELL. Any Member who makes or suffers an Involuntary Transfer or who is affected by an Insolvency Event shall be required to send written notice to the Board and all Members describing in reasonable detail such Involuntary Transfer, including the identity of the involuntary transferee (the "INVOLUNTARY TRANSFEREE"), or, as the case may be, the circumstances giving rise to the Insolvency Event. In the event such notice is not given as required, the making or suffering of such Involuntary Transfer or Insolvency Event shall nevertheless be deemed to constitute an offer to sell the Membership Interest of the affected Member pursuant to the terms of this Section
7.6. Such notice shall be deemed received by the Company three (3) days after dispatch to the Board and the Members in compliance with Section 11.6 or, if sooner, ten (10) days after the Board and the other Members acquire actual notice of the occurrence of the Involuntary Transfer or Insolvency Event, as the case may be.

        (c) PURCHASE OPTION. The Company and the "REMAINING MEMBERS" (I.E., the Members other than the Member who is subject to the Involuntary Transfer or Insolvency Event) shall have the option, exercisable by written notice to the Member undergoing the Involuntary Transfer or Insolvency Event (hereinafter referred to as the "INVOLUNTARY TRANSFEROR") or to its successor or legal representative, as appropriate, to purchase all, but not less than all, of the Membership Interest of the Involuntary Transferor (the "TRANSFER INTEREST"). The purchase price to be paid to the Involuntary Transferor shall be determined pursuant to Section 7.6(d) and the payment terms shall be as set forth in
Section 7.6(e). The Company shall have the first option to purchase the Transfer Interest, which option must be exercised within thirty (30) days after the date the Company is deemed to receive notice of the Involuntary Transfer or Insolvency Event. In the event the

Company fails to exercise its option with respect to the Transfer Interest within said thirty (30) day period, then for a period of thirty (30) days commencing on the day following the Company's option period, the Remaining Member(s) shall have the option to purchase the Transfer Interest at the same price and on the same terms. If there exists more than one Remaining Member at the time such option becomes available, each Remaining Member may purchase that percentage of the Transfer Interest which bears the same ratio as the membership interest of such Remaining Member bears to the aggregate membership interests of all Remaining Members. In the event that a Remaining Member does not purchase the full amount of the Transfer Interest which such Remaining Member is entitled to purchase, the other Remaining Members may purchase the excess on a PRO RATA basis, and the thirty (30) day period specified above shall be extended as necessary to accommodate this process.

        (d) PURCHASE PRICE. The purchase price for a Transfer Interest purchased pursuant to one of the options described in Section 7.6(c) shall be equal to the fair market value thereof, determined pursuant to this Section 7.6(d) (such value, as determined is referred to for purposes of this Section
7.6 as the "FMV"). The purchasing party and the Involuntary Transferor shall have a period of twenty (20) days after exercise of the purchase option to agree upon the FMV of the Transfer Interest. The FMV shall be determined as if all of the membership interests of the Members were being purchased by a third party. In the event the parties are unable to agree on the FMV within twenty (20) days, the Involuntary Transferor and the purchasing party shall mutually agree on the selection of an investment banking firm or other valuation firm that shall provide its appraisal of the Transfer Interest as of the end of the month in which the Involuntary Transfer or Insolvency Event occurred, which appraisal shall be accepted as the FMV of the Transfer Interest. When determined consistent with the foregoing, the FMV determination shall be final and binding upon the parties, absent bad faith or negligence. The fees and expenses of such investment banking or other appraisal firm shall be borne one-half by the Involuntary Transferor and one-half by the purchasing party. If the parties are unable to mutually agree on the selection of an appraisal firm with ten (10) days, the Involuntary Transferor and the purchasing party shall each promptly designate a valuation firm to perform the appraisal, and one of those two valuation firms shall be selected by an act of chance fair to both parties to perform the appraisal. At the closing of the purchase, which shall take place no later than thirty (30) days following completion of the determination of FMV, the Transfer Interest shall be transferred to the buyer(s), free and clear of all liens, claims, encumbrances or restrictions of any kind, except those imposed by this Agreement.

        (e) PAYMENT TERMS. The payment terms for a Transfer Interest purchased pursuant to the options described in Section 7.6(c) shall be as follows: (i) not less than thirty percent (30%) of the purchase price shall be paid in cash or certified funds at closing, and (ii) the balance of the purchase price shall be paid over forty-eight (48) months pursuant to delivery of a subordinated promissory note of the buyer containing terms and conditions substantially as provided in EXHIBIT D attached hereto and incorporated herein by reference.

        (f) FAILURE TO EXERCISE OPTION. In the event the Transfer Interest is not purchased by the Company or the Remaining Members in accordance with the foregoing provisions, upon expiration of the option period provided to the Remaining Members under subsection (c) above, a transfer of the Transfer Interest may occur in accordance with Article VII or to the extent it is required to be Transferred as a result of the Involuntary Transfer, and, in such case, the Involuntary Transferee shall become an unadmitted assignee of the Transfer Interest (as described in Section 7.8), subject to the right of first refusal described in Section 7.6(g). The Involuntary Transferee shall be obligated to provide the following to the Board:

        (i) A written agreement of the Involuntary Transferee, in form and substance satisfactory to the Board, to be bound by this Agreement, which shall include an agreement of the Involuntary Transferee to execute any and all other documents that the Board may deem necessary or appropriate to effect and evidence such transfer and to confirm that the Involuntary Transferee and the Transfer Interest are subject to and bound by this Agreement.

        (ii) An opinion of counsel, satisfactory in form and substance to the Board, that the Involuntary Transfer will not terminate the Company or impair its ability to be taxed as a partnership and that the Involuntary Transfer constitutes an exempt transaction that does not require registration under applicable securities laws.

             Notwithstanding the transfer of the Transfer Interest to an Involuntary Transferee, the Involuntary Transferee shall acquire the rights of a Member and shall be admitted as a Member of the Company only upon the unanimous consent of the Remaining Members (other than the Minor Members), as required by Section 2.6.

        (g) RIGHT OF FIRST REFUSAL UPON SALE BY TRUSTEE. Upon the occurrence of an Involuntary Transfer such as a bankruptcy or a foreclosure of a judgment lien pursuant to which a membership interest of a Member is offered for sale to third parties (referred to as a "DISTRESSED SALE"), in addition to the option available to the Company pursuant to Section 7.6(c), the Company also shall be offered the first right and option to purchase the Transfer Interest for a price which is equal to the price offered by the highest bidder in the Distressed Sale on the same terms offered by such bidder. The Company shall be given notice of all proposed purchase offers, which notice shall specify the purchase price offered and all other material terms of purchase. Such offer shall be made to the Company on an all-or-nothing basis and shall remain open and irrevocable for a period of forty-five (45) days. Acceptance of the offer shall be made by the Company delivering written notice of acceptance to the Involuntary Transferor and the Company (and, to the extent applicable, any trustee in bankruptcy) within the 45-day period. Closing on such a purchase shall be completed within forty-five (45) days after acceptance.

        SECTION 7.7 PROHIBITED TRANSFERS. In the case of a Transfer or attempted Transfer of Units that is not permitted by, or is not made in compliance with, this Article VII, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that the Company and any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, attorneys' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

        SECTION 7.8 RIGHTS OF UNADMITTED ASSIGNEES. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 7.9 hereof shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect any books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

        SECTION 7.9 ADMISSION OF SUBSTITUTED MEMBERS. In addition to the other provisions of this Article VII (other than with respect to a sale of all the Units in the Company), a transferee of Units may be admitted to the Company as a substituted Member only upon satisfaction of all of the conditions set forth in this Section 7.9:

        (a) The Units with respect to which the transferee is being admitted were acquired by means of a Transfer permitted by this Article VII and, in the case of a transferee acquiring Units pursuant to an Involuntary Transfer, the Remaining Members have approved the transferee as a new Member;

        (b) The transferee of Units (other than, with respect to clauses (i) and (ii) below, a transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Board (and, in the case of clause (iii) below, the transferor Member), (i) make representations and warranties customary for transactions of a similar type to each nontransferring Member, (ii) accept and adopt the terms and provisions of this Agreement, including this Article VII, and (iii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, and (y) those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer.

        (c) The transferee pays or reimburses the Company for all reasonable legal, filing, and other costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the transferred Units; and

        (d) Except in the case of an involuntary Transfer by operation of law, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Board reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate of Formation of the Company or any other instrument filed with the State of Delaware or any other state or governmental authority.

        In the event that one or more of the foregoing conditions is not met but a transferee nonetheless acquires Shares in the Company, such transferee shall have only the rights of an unadmitted assignee as described in Section 7.8.

        SECTION 7.10 REPRESENTATIONS REGARDING TRANSFERS; LEGEND.

        (a) Each Member hereby represents to, and covenants and agrees with, the Company, for the benefit of the Company and all Members, that (i) it is not currently making a market in the Units and will not in the future make a market in the Units without the prior written approval of the Board, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Treasury Regulations, proposed Treasury Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Treasury Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Board. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 7.10(a) and to Transfer such Units only to Persons who agree to be similarly bound.

        (b) Each Member hereby represents and warrants to the Company and the other Members that such Member's acquisition of Units is or was made as principal for such Member's own account and not for resale or distribution of such Units. Each Member hereby agrees that the following legend may be placed upon any counterpart of this Agreement, the Unit certificate, or any other document or instrument evidencing ownership of Units:

        THE UNITS REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THESE UNITS HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH UNITS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        THE UNITS REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO FURTHER RESTRICTION AS TO THEIR SALE,

        TRANSFER, PLEDGE, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THE COMPANY'S LIMITED LIABILITY COMPANY AGREEMENT.

        The Company shall cause such legend to be removed at such time as the Company is advised by its counsel that such legend may be removed, or the Company has received an opinion of counsel to a Member, in form and substance reasonably satisfactory to the Company, that such legend may be removed.

        SECTION 7.11 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED UNITS. If any Units are Transferred in compliance with the provisions of this
Article VII, Profits, Losses, each item thereof, and all other items attributable to the transferred Units for such Allocation Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Percentage Interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Board. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Neither the Company nor any Member, Manager or Officer shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 7.11, whether or not any Member, Manager or Officer or the Company has knowledge of any Transfer of ownership of any Units.

        SECTION 7.12 TERMINATION OF CERTAIN RIGHTS. Upon the occurrence of a Qualified Offering, Sections 7.1, 7.3, 7.4 and 7.5 and the requirement of the second legend set forth in Section 7.10 hereof shall terminate.

                                  ARTICLE VIII

                        BOOKS OF ACCOUNT AND FISCAL YEAR

        SECTION 8.1 BOOKS OF ACCOUNT. The Company shall keep complete and accurate records and accounts necessary or convenient to record the Company's business and affairs and sufficient to record the determination and allocation of all items of income, gain, loss, deduction and credit, distributions and other amounts as may be provided for herein, including records and accounts of all Company revenues and expenditures and of the acquisition, ownership and disposition of all properties of the Company.

        SECTION 8.2 FISCAL YEAR. The fiscal year of the Company shall end on the 31st day of December of each year (the "FISCAL YEAR").

        SECTION 8.3   FINANCIAL STATEMENTS.

        (a) The Company shall cause to be delivered to each Member the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Members' Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with United States generally accepted accounting principles as in effect from time to time consistently applied.

        (i) As soon as practicable following the end of each Fiscal Year (and in any event not later than fifty (50) days after the end of such Fiscal
    Year) and at such time as distributions are made to the Members pursuant to
    Article IX hereof following the occurrence of any of the events described in
    Section 9.1, a balance sheet and statement of income of the Company as of the end of such Fiscal Year, and the related consolidated statements of operations and retained earnings and cash flow for such Fiscal Year, and Members' Capital Accounts and changes therein, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end.

        (ii) As soon as practicable following the end of each fiscal quarter of each Fiscal Year (and in any event not later than thirty (30) days after the end of each such month), a management report and an unaudited balance sheet of the Company as of the end of such fiscal quarter and the related unaudited statements of operations and cash flows for such fiscal quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's corresponding fiscal quarter just completed. Each such unaudited quarterly balance sheet and the related unaudited statements of operations and cash flows shall be prepared in a manner consistent with the preparation of the Company's audited balance sheet and audited statements of operations and cash flows, except for the accompanying notes thereto, pursuant to Section 8.3(a)(i).

        SECTION 8.4  TAX RETURNS AND INFORMATION.

        (a) Alba is hereby designated Tax Matters Member for the Company (the "TAX MATTERS MEMBER") in accordance with the definition of "tax matters partner" set forth in Section 6231 of the Code and shall be so designated in each federal information return filed on behalf of the Company for the taxable years in which Alba (or Affiliates), collectively, own 40% or more Percentage Interests in the Company. The Tax Matters Member shall not be liable to the Company or any Member for any act or omission taken or suffered by it in such capacity in good faith and in the belief that such act or omission is in or is not opposed to the best interests of the Company and shall be indemnified by the Company in respect of any claim based upon such act or omission; PROVIDED, HOWEVER, that such act or omission is not in violation of this Agreement and does not constitute gross negligence, fraud or a willful violation of law. The Tax Matters Member shall inform all other Members of all material tax matters which may come to its attention in its capacity as tax matters partner by giving the Members notice thereof within ten (10) days after becoming so informed. All expenses and costs of Alba in its role as Tax Matters Member shall be borne by the Company.

        (b) The Company shall cause income and other required federal, state and local tax returns for the Company to be prepared. The Company shall make such other elections as it shall deem to be in the best interests of the Company and the Members. The cost of preparation of such returns by outside preparers (or by Alba pursuant to the provisions set forth herein), if any, shall be borne by the Company. In the event of a transfer of an interest in the Company permitted under this Agreement, the Company shall, at the request of the transferring Member, file an election under Section 754 of the Code to adjust the bases of the assets of the Company in accordance with the provisions of
Section 743 of the Code; PROVIDED, HOWEVER, that the consent of Encompass, which may not be unreasonably withheld, shall be required for the Company to make a
Section 754 election if a material adjustment pursuant to Section 734(b) of the Code would result for the year with respect to which such Section 754 election is first made. Any costs associated with such election (such as accounting fees) shall be borne by the transferring Member.

        (c) The Company shall furnish to each Member (i) as soon as reasonably possible after the close of each Fiscal Year such information concerning the Company as is reasonably required for the preparation of such Member's income tax returns (PROVIDED, that if the Company is unable to deliver a Form K-1 by March 1 following the close of the Fiscal Year, the Company shall use its best efforts to provide a requesting Member with a good faith estimate of such information) and (ii) as soon as reasonably possible after the close of each of the Company's first three fiscal quarters of each Fiscal Year such information concerning the Company as is reasonably required to enable the Member to pay estimated taxes.

        SECTION 8.5 FIXING RECORD DATE. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed
(i) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Members of record entitled to notice of or to vote at any meeting of Members shall apply to any adjournment of such meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE IX

                    DISSOLUTION, LIQUIDATION AND TERMINATION

        SECTION 9.1 DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

        (a)  the unanimous approval of such dissolution by the Board; and

        (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

        SECTION 9.2 LIQUIDATION AND TERMINATION. On dissolution of the Company pursuant to Section 9.1 hereof, the Board shall appoint one or more liquidators of the Company. The liquidators shall forthwith commence the winding up of the Company's business and the liquidation of its property in accordance with applicable law and the following provisions:

        (a) Each Member shall pay to the Company all amounts owed by such Member to the Company.

        (b)  The Company Assets, including any monies received pursuant to this
Section 9.2, shall be applied in the following order:

             FIRST, to the payment of creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law;

             SECOND, to the establishment of any reserves that the Board, in accordance with sound business judgment, deems reasonably necessary to provide for the payment when due of any contingent liabilities or obligations of the Company (which reserves may be paid over by the Board to a trustee or escrow agent selected by it to be held by such trustee or escrow agent for purposes of (i) distributing such reserves in payment of the aforementioned contingencies, and (ii) distributing the balance of such reserves in the manner provided herein upon the expiration of such period as the Board may deem advisable); and

             THIRD, to the Members in accordance with their positive Capital Account balances.

        (c) In the event of any liquidation pursuant to this Section 9.2, the Company Assets shall be converted into cash as promptly as possible without undue sacrifice, and any receivables shall be collected or sold, all in an orderly and businesslike manner. Notwithstanding the foregoing, the Board may determine not to sell all or any portion of the Company Assets, in which event such Company Assets shall be distributed in kind pursuant to Section 9.2(b). Consistent with the Treasury Regulations issued under Section 704 of the Code, in the event of a liquidation, as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(g), the value of all property of the Company to be distributed shall be, or shall have been, appropriately reflected in the Capital Accounts, and the costs of liquidation shall be borne as a Company expense.

        (d) Notwithstanding anything to the contrary in this Agreement, upon a liquidation (as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the year in which such liquidation occurs), such Member shall have no obligation solely as a result of such deficit to make any Capital Contribution, and the negative balance of such Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

        SECTION 9.3 CANCELLATION OF FILINGS. Upon completion of the distribution of Company Assets as provided in Section 9.2, the Company is terminated, and the Board shall cause to be filed a certificate of cancellation with the Secretary of State of the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

                                   ARTICLE X

                                      TERM

        Unless earlier terminated by written agreement of all the Members, this Agreement shall be binding upon the Members (and their Permitted Transferees) and shall continue in full force and effect until the earlier to occur of (i) an Approved Sale or (ii) the dissolution of the Company; PROVIDED, that the rights and obligations of the parties, including, without limitation, the rights and obligations under Article V and Article IX, shall survive termination of this Agreement to the extent that performance is required after such termination.

                                   ARTICLE XI

                                  MISCELLANEOUS

        SECTION 11.1  JURISDICTION.

        (a) The Company and each Member hereby consent and agree to commence any action with respect to any claims or disputes between or among the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement in the United States District Court for the Western District of North Carolina, so long as the action falls within the subject matter jurisdiction of such court; in the event any such action shall be determined by the court to be outside its subject matter jurisdiction, then the Company and each Member agree to commence any such action in the District Court of Mecklenburg County, North Carolina. The Company and each Member expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which each may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. The Company and each Member irrevocably consent to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section 11.6. Subject to the foregoing, nothing in this Agreement shall be deemed or operate to affect the right of the Company or any Member to serve legal process in any other manner permitted by law, or to preclude the enforcement by the Company or any Member of any judgment or order obtained in the forum specified in this subsection or the taking of any action under this Agreement to enforce the same in any other appropriate forum or jurisdiction.

        (b) To the extent that the Company or any Member has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such party or such party's property, the Company and each Member hereby irrevocably waive such immunity in respect of their respective obligations under this Agreement.

        (c) To the extent permitted by applicable law, the Company and each Member irrevocably waive any right such party may have to consequential or punitive damages or any other similar entitlement.

        SECTION 11.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE EXCEPT TO THE EXTENT THE DELAWARE LIMITED LIABILITY COMPANY ACT AND/OR GENERAL CORPORATION LAW ARE MANDATORILY APPLICABLE.

        SECTION 11.3 WAIVER OF JURY TRIAL. THE COMPANY AND EACH MEMBER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        SECTION 11.4 AMENDMENTS AND WAIVERS. This Agreement may be amended by an instrument executed and delivered by the Company and the holders of all of the Units of the Company (other than Units of the Company held by the Minor Members) then outstanding and entitled to vote thereon; PROVIDED, that any such amendment that would reasonably be expected to have a material adverse effect on the rights or interests of a Minor Member in its capacity as a holder of Units shall require the prior written consent of such Minor Member. By an instrument in writing, the Company and the Members may waive compliance by the Company and any other Member with any provision of this Agreement; PROVIDED, HOWEVER, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure or with respect to the Company or a Member that has not executed and delivered any such waiver. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or at equity.

        SECTION 11.5 TAX MATTERS. It is the intention of the Members that the Company shall not be taxed as a corporation for federal, state and local income tax purposes, but instead shall be taxed as a partnership. The Members agree to take all reasonable actions, including the execution of other documents, as may reasonably be required in order for the Company to qualify for and receive such treatment for such period for federal, state and local income tax purposes.

        SECTION 11.6 NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by private courier, or by United States mail. Notices delivered by mail shall be deemed delivered five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by private carrier shall be deemed given on the business day following receipt (unless such day is a Saturday, Sunday or national holiday, in which case such notice shall be deemed given on the next business day); PROVIDED, HOWEVER, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices to the Company shall be delivered to the following address and all notices to Members shall be delivered to the addresses set forth on EXHIBIT A (or at such other address for a party as shall be specified by like notice, except that notices after giving of which there is a designated period within which to perform an act and notices of changes of address shall be effective only upon receipt) :

                           ALBAHEALTH, LLC
                           201 St. Germain Avenue S.W.
                           Valdese, North Carolina 28690
                           Attention:  Dan Mesika
                                       Chief Executive Officer
                           Telephone: (828) 879-6500
                           Facsimile: (828) 879-6595

Notice of change of address shall be effective only when done in accordance with this Section 11.6.

        SECTION 11.7 ENTIRE AGREEMENT. This Agreement, the Contribution Agreement and the Non-Disclosure Agreement, together with all Exhibits, Annexes and Appendices hereto and thereto, and any other written agreements entered into between any parties to this Agreement on or prior to the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof, except for contracts and agreements referred herein.

        SECTION 11.8 ASSIGNMENT; SUCCESSORS AND ASSIGNS. The Company and each Member agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, any right or obligation under this Agreement other than as otherwise required or expressly permitted herein or required under or in connection with the Credit Agreement, dated September 6, 2002 (the "ALBAHEALTH CREDIT Agreement"), by and among the Company and the lenders thereto and GE Capital, as agent and lender. Any purported assignment, transfer, or delegation in violation of this Section 11.8 shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person not a party to this Agreement.

        SECTION 11.9 NO AGENCY. Except to the extent expressly provided herein, this Agreement shall not constitute an appointment of any of the Members as the legal representative or agent of any other Member, nor shall any Member have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, any other party. Nothing herein shall be construed to make the Members joint venturers or partners, other than in their capacity as such for relevant income tax purposes by reason of their membership herein, as contemplated by Section 11.5.

        SECTION 11.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

        SECTION 11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        SECTION 11.12 HEADINGS; EXHIBITS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits and annexes attached hereto are incorporated in and made a part of this Agreement as if set forth in full herein.

        SECTION 11.13 FURTHER ASSURANCES. The Company and each Member shall execute and deliver such instruments and take such other actions as may be reasonably required in order to carry out the intent of this Agreement.

        SECTION 11.14 SPECIFIC PERFORMANCE. The Company and each of the Members acknowledges and agrees that in the event of any breach of this Agreement the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the Company and the Members hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

                                      * * *

        IN WITNESS WHEREOF, the Company and each of the Members have caused this Limited Liability Company Agreement to be executed by their duly authorized representatives as of the day and year first written above.

ALBA-WALDENSIAN, INC.


By: /s/ Dan Mesika
   --------------------------------------------
     Name:
     Title:



ENCOMPASS GROUP, L.L.C


By:                    /s/
   --------------------------------------------
     Name:
     Title:



GENERAL ELECTRIC CAPITAL CORPORATION


By:                    /s/
   --------------------------------------------
     Name:
     Title:



ALBAHEALTH, LLC


By: /s/ Dan Mesika
   --------------------------------------------
     Name:
     Title:


                                                    EXHIBIT A
                                                    ---------

                                        CAPITAL ACCOUNTS/MEMBERS SCHEDULE
                           Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)

Amount of Capital Account
--------------------------------------------- ----------------------------------------------- -----------------
                                                               COMMON UNITS                        UNITS
                                              ----------------------------------------------- -----------------
                                                  NUMBER       CASH/FAIR         COMMON
                                                    OF           MARKET        PERCENTAGE        PERCENTAGE
             MEMBER AND ADDRESS                    UNITS         VALUE          INTEREST          INTEREST
                                                   -----         -----          --------          --------

Alba-Waldensian Inc.                              48,325      $12,000,000       48.325%           48.325%
201 St. Germain Avenue S.W.
Valdese, North Carolina 28690
Attention:     Dan Mesika
               Chief Executive Officer
Telephone:     (828) 879-6500
Facsimile:     (828) 879-6595

     COURTESY COPY TO:

     Dewey Ballantine LLP
     1301 Avenue of the Americas
     New York, New York 10019
     Attention:   Morton A. Pierce, Esq.
     Telephone:   (212) 259-8000
     Facsimile:   (212) 259-6333

Encompass Group LLC                               48,325      $12,000,000       48.325%           48.325%
615 Macon Street
McDonough, Georgia 30253
Attention:     David A. Heulsbeck
               Chief Operating Officer
Telephone:     (770) 957-3981
Facsimile:     (770) 957-8728

     COURTESY COPY TO:

     Winthrop & Weinstine
     3000 Dain Rauscher Plaza
     60 South Sixth Street
     Minneapolis, Minnesota 55402
     Attention:   Timothy M. Barnett, Esq.
     Telephone:    (612) 347-0653
     Facsimile:   (612) 347-0600

--------------------------------------------- ----------------------------------------------- -----------------
                                                               COMMON UNITS                        UNITS
                                              ----------------------------------------------- -----------------
                                                  NUMBER       CASH/FAIR         COMMON
                                                    OF           MARKET        PERCENTAGE        PERCENTAGE
             MEMBER AND ADDRESS                    UNITS         VALUE          INTEREST          INTEREST
                                                   -----         -----          --------          --------

General Electric Capital Corporation              3,350        $1,000,000        3.35%             3.35%
401 Merritt Seven
Norwalk, Connecticut 06851-1177
Attention:     Peter DiBiasi
               Account Manager
Telephone:     (203) 229-1930
Facsimile:     (203) 229-1955


     COURTESY COPY TO:

     Paul, Hastings, Janofsky & Walker LLP
     1055 Washington Boulevard
     Stamford, Connecticut 06901
     Attention: Mario Ippolito, Esq.
     Telephone: (203) 961-7420
     Facsimile: (203) 359-3031

                                    EXHIBIT B
                                    ---------

                            FORM OF UNIT CERTIFICATE

                                   CERTIFICATE
                                       FOR
                       LIMITED LIABILITY COMPANY INTEREST

                                ALBAHEALTH, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

                             [________] COMMON UNITS

    This Certificate is issued under and pursuant to, and the rights of the holder are subject to and limited by the terms and conditions of, the Limited Liability Company Agreement of AlbaHealth, LLC (the "Operating Agreement"), dated as of [________ __], 2002, under which AlbaHealth, LLC, a Delaware limited liability company (the "Company"), was organized and is existing, copies of which are on file at the Company's principal office, and for which a Certificate of Formation of Limited Liability Company is filed for record in the Office of the Secretary of State of the State of Delaware.

    The undersigned hereby certify that [________] is the owner of [________] Common Units (as such term is defined in the Operating Agreement) in the capacity of a Member of the Company (the "Membership Interest"). Such Membership Interest is subject to the terms of the Put Option Agreement, by and among the Company, Alba-Waldensian, Inc., Encompass Group, L.L.C. and General Electric Capital Corporation and the Operating Agreement, and the rights, preferences, and limitations of such Units are set forth in the Operating Agreement.

    This Certificate and the Units evidenced hereby are transferable only in accordance with the provisions contained in the Operating Agreement, and this Certificate must, in the event of a transfer of all or any portion of such Units, be surrendered to the Company for cancellation whereupon a replacement Certificate(s) will be issued to the transferee, in accordance with the provisions of the Operating Agreement. This Certificate is a security governed by Article 8 of the Uniform Commercial Code.

    NEITHER THIS CERTIFICATE NOR THE UNITS REPRESENTED HEREBY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR VALUE UNLESS A REGISTRATION STATEMENT HAS BECOME EFFECTIVE WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES OR "BLUE SKY" LAWS OR IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR SUCH REGISTRATION IS NOT OTHERWISE REQUIRED. SUCH SALE OR OTHER TRANSFER IS ALSO RESTRICTED BY THE TERMS OF THE OPERATING AGREEMENT.

DATED:  ________, 200_
                                                  ______________________________
                                                  [Name]
                                                  Chief Executive Officer


                                                  ______________________________
                                                  [Name]
                                                  Secretary

                                    EXHIBIT C
                                    ---------

               PERMITTED AFFILIATE TRANSACTIONS/MEMBER ACTIVITIES

Transactions contemplated by the Basic Agreements

                                    EXHIBIT D

                     [FORM OF SUBORDINATED PROMISSORY NOTE]



$__________                                            __________________, 200__


1. FOR VALUE RECEIVED, ____________________________ (the "Borrower"), hereby promises to pay to the order of ________________________________________ (the
"Holder"), at such location as the Holder may direct, the principal sum of ________________________________________ and ___/100 Dollars ($__________)
together with interest on the unpaid principal balance at the rate of four percent (4%) per annum.

2. This Note shall be due and payable in forty-eight (48) consecutive monthly installments of principal (as nearly equal in amount as possible) and accrued interest, commencing on the ______ day of __________, 200__, and continuing on the same day of each calendar month thereafter until and including ______________, 200_.

3. All payments made by the Borrower shall, at the option of the Holder, be applied first to costs of collection, if any, second to accrued interest and the remainder thereof to principal.

4. The Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, paid or incurred by the Holder on account of such collection, whether or not suit is filed with respect thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

5. This Note may be prepaid at any time, either in whole or in part, without premium or penalty.

6. As used herein, the term "Event of Default" shall mean and include any one or more of the following events:

        a. The Borrower shall fail to pay, within ten (10) days, any amounts required to be paid by the Borrower under this Note;

        b. The Borrower shall file a petition in bankruptcy or for an arrangement pursuant to any present or future state or federal bankruptcy act or under a similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due; or if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against the Borrower; or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of the Borrower as a debtor or a bankrupt under a present or future state or federal bankruptcy act or a similar federal or state law shall be filed in any court and such petition and answer shall not be discharged or denied within thirty (30) days after the filing thereof; or if a receiver, trustee or liquidator of all or substantially all of the assets of the Borrower shall be appointed in any proceeding brought against the Borrower and shall not be discharged within thirty (30) days of such appointment; or if the Borrower shall consent to or acquiesce in such appointment; or if any property of the Borrower shall be levied upon or attached in any proceeding;

        c. Final judgment(s) for the payment of money shall be rendered against the Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

        d. The Borrower shall be or become insolvent (whether in the equity or bankruptcy sense) or, if an individual, shall die.

7. Upon the occurrence of any Event of Default which is not cured by the Borrower, and at any time and from time to time thereafter, the Holder shall have the right to set off any and all amounts due hereunder by the Borrower to the Holder against any indebtedness or obligation of the Holder to the Borrower. Upon the occurrence of an Event of Default which is not cured by the Borrower and at any time thereafter, the unpaid principal balance hereof plus accrued interest hereon plus all other amounts due hereunder shall, at the option of the Holder, be immediately due and payable without notice or demand, except that upon the occurrence of an Event of Default described in Sections 6(b) or 6(d) hereof, the unpaid principal balance hereof, plus all other amounts due hereunder shall automatically be due and payable without notice or demand.

8. The Borrower covenants and agrees, and the Holder by acceptance hereof covenants and agrees, that the payment of the principal and the interest on this
Note is hereby expressly subordinated to the payment in full of all indebtedness of the Borrower outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Borrower for money borrowed from banks, finance companies, trust companies, pension trusts, insurance companies, other financial institutions or other unaffiliated third-party lenders designated by the Company as providing senior debt (collectively, "Senior Debt"), unless the instrument under which such debt is created, incurred, assumed or guaranteed expressly provides that such debt is not senior or superior in right of payment to this Note. Upon any distribution of the assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company, the holders of such Senior Debt are entitled to receive payment in full in cash before the Holder is entitled to receive any payment. Notwithstanding the foregoing, the Holder may accept regularly scheduled payments (but not prepayments) of principal and interest under this Note so long as no Default or Event of Default (as such terms may be defined in an agreement relating to such Senior Debt) has occurred and is continuing under any obligations constituting Senior Debt. Upon receipt from the Borrower or any holder or agent of Senior Debt of notice of the occurrence of any such Default or Event of Default, the Holder shall not, without the Senior Debt holder's prior written consent, demand, receive or accept any principal or interest payment from the Borrower in respect of this Note until such Default or Event of Default has been cured or waived in accordance with the terms of such Senior Debt. If a payment is made to the Holder in violation of the foregoing, the payment made to the Holder shall be segregated from the funds of such Holder and held in trust for the holders of the Senior Debt and must be paid over to the holder(s) of such Senior Debt.

9. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

10. This Note shall be governed by and construed in accordance with the laws of the State of ________________.

                                              BORROWER:

                                              ---------------------------------


                                              By:
                                                 -------------------------------
                                              Its
                                                 -------------------------------

                                    EXHIBIT E
                                    ---------

                   LISTS OF DESIGNEES TO THE BOARD OF MANAGERS

Designees of Alba-Waldensian, Inc.:

    o   Yosef Shiran

    o   Dan Mesika

    o   Jeff Hale




Designees of Encompass Group, L.L.C.:

    o   David A. Huelsbeck

    o   Ed Howard

                                     ANNEX I
                                     -------

                                   DEFINITIONS


        "ACCEPTANCE PERIOD" has the meaning set forth in Section 3.3(b).

        "ACCEPTING MEMBER" has the meaning set forth in Section 7.3(b).

        "ACT" means the Delaware Limited Liability Company Act, as in effect from time to time.

        "ADJUSTED CAPITAL ACCOUNT DEFICIT" means the deficit balance (if any) in a Member's Capital Account as of the end of any Fiscal Year, after:

        (a) crediting to such Capital Account any amount which such Member is obligated to restore pursuant to this Agreement or is deemed obligated to restore pursuant to the minimum gain chargeback provisions of Treasury Regulations Sections 1.704-2(f) and (g), and

        (b) charging to such Capital Account any adjustments, allocations or distributions described in the qualified income offset provisions of Treasury Regulations Section 1.704-1(b)(2)(ii) which are required to be charged to such Capital Account pursuant to this Agreement.

        "AFFILIATE" means, with respect to any specified person, any other person that directly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person.

        "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

        "ALBA" has the meaning set forth in the preamble to this Agreement.

        "ALBAHEALTH CREDIT AGREEMENT" has the meaning set forth in Section 11.8.

        "ALLOCATION YEAR" means (i) the period commencing upon the formation of the Company and ending on December 31, 2002, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Section 6.6 hereof.

        "ALL OR NOTHING SALE" has the meaning set forth in Section 7.3(a).

        "APPROVED SALE" means a sale of the Company to any person or entity unaffiliated with any Member, whether by merger, consolidation, other business consolidation, sale of all of the outstanding membership interests in the Company or a sale of all or substantially all of assets of the Company.

        "AVAILABLE CASH" of the Company shall mean, as of any date, all cash funds of the Company on hand on such date from any source less the sum of (i) an amount sufficient for the payment of all expenses, debt repayments and tax distributions of the Company payable as of such time and (ii) reasonable reserves, including cash required by the Company's budget, for the Company as determined by the Board.

        "BOARD" has the meaning set forth in Section 2.1.

        "CAPITAL ACCOUNT" has the meaning set forth in Section 6.2(a).

        "CAPITAL CONTRIBUTION" has the meaning set forth in Section 6.1(a).

        "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company, as filed with the Secretary of State of the State of Delaware, as it may be amended, supplemented or restated from time to time.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "COMMON HOLDER" means a holder of Common Units.

        "COMMON PERCENTAGE INTEREST" means, with respect to any Common Holder as of any date, the ratio (expressed as a percentage) of the aggregate number of Common Units held by such holder on such date to the aggregate number of Common Units outstanding on such date. The combined Common Percentage Interests of all Common Holders shall at all times equal 100 percent.

        "COMMON UNIT" means a Unit having the rights and obligations specified with respect to a "Common Unit" in this Agreement.

        "COMPANY" has the meaning set forth in the preamble to this Agreement.

        "COMPANY ACCEPTANCE PERIOD" has the meaning set forth in Section 7.3(a).

                                   Annex I-2

        "COMPANY ASSETS" means any assets, rights and property, whether real, personal or mixed, tangible or intangible, acquired by the Company pursuant to this Agreement, contributed by the Members pursuant to Section 6.1 or otherwise acquired by the Company.

        "COMPANY CORRELATIVE ITEM" has the meaning set forth in Section 6.6(c).

        "COMPANY DEFAULT EVENT" has the meaning set forth in the Put Option Agreement.

        "COMPANY DEFAULT PERIOD" has the meaning set forth in the Put Option Agreement.

        "COMPANY MINIMUM GAIN" means the amount determined in accordance with the principles of Treasury Regulations Section 1.704-2(d).

        "COMPANY SECTION 482 ALLOCATION" has the meaning set forth in Section 6.6(c).

        "CONTRIBUTED ASSETS" has the meaning set forth in Section 6.6(d)(i).

        "CONTRIBUTION AGREEMENT" means the contribution agreement, dated September 6, 2002, by and among Encompass, Alba, GE Capital and the Company, and all Schedules thereto and all amendments, modifications, and supplements thereto.

        "CONTROL" means, with respect to any Person, the power to control, directly or indirectly, the direction of the management and policies of a Person, whether such power is effected through ownership of shares, units or other securities, by contract, by proxy or otherwise; for the avoidance of doubt, the ownership of more than fifty percent (50%) of such Person by another Person, or the ability of another Person to appoint or elect more than fifty percent (50%) of the board of directors or other equivalent governing board of such Person shall constitute an example of Control of such Person.

        "CONVERTIBLE SECURITIES" shall mean any options, warrants, convertible notes or other securities or rights, which are convertible, exchangeable or exercisable, with or without the payment of additional consideration, into or for Units.

        "DEPRECIATION" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Company.

        "DESIGNEE" has the meaning set forth in Section 4.1(c).

        "DGCL" means the Delaware General Corporation Law, as in effect from time to time.

        "DISTRESSED SALE" has the meaning set forth on Section 7.6(g)

        "DRAG-ALONG CONSIDERATION" has the meaning set forth in Section 7.5.

        "DRAG-ALONG INITIATOR" has the meaning set forth in Section 7.5.

                                   Annex I-3

        "DRAG-ALONG NOTICE" has the meaning set forth in Section 7.5.

        "DRAG-ALONG TRANSACTION" has the meaning set forth in Section 7.5.

        "ECONOMIC RISK OF LOSS" has the meaning set forth in Treasury Regulations Section 1.752-2.

        "ENCOMPASS" has the meaning set forth in the preamble to this Agreement.

        "EXCESS PERIOD" has the meaning set forth in Section 7.3(b).

        "EXCESS REFUSED INTERESTS" has the meaning set forth in Section 7.3(b).

        "FAIR MARKET VALUE" means, for purposes of this Agreement, the fair market value of an asset as unanimously determined by the Board.

        "FIRST OFFER INTERESTS" has the meaning set forth in Section 7.3(b).

        "FIRST OFFER RATIO" means, with respect to (a) an Offered Member and (b) determining the rights thereof in connection with an Offer, a fraction, the numerator of which shall be the Percentage Interest of such Offered Member, and the denominator of which shall be the aggregate Percentage Interests of all of the Offered Members.

        "FISCAL YEAR" has the meaning set forth in Section 8.2.

        "FMV" has the meaning set forth in Section 7.6(d).

        "FUNDAMENTAL BOARD DECISIONS" has the meaning set forth in Section
4.1(f).

        "GE CAPITAL" has the meaning set forth in the preamble to this Agreement.

        "GE OBSERVER" has the meaning set forth in Section 4.1(a) of this Agreement.

        "GROSS ASSET VALUE" shall be determined as follows:

        (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset;

        (b) the Gross Asset Value of all Company Assets shall be adjusted to equal their respective Fair Market Values (taking Section 7701(g) of the Code into account) as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS capital contribution; (ii) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company Assets as consideration for an interest in the Company, (iii) a change in the Percentage Interests of the Members, but only if, in the case of either (i),
    (ii) or (iii), the Board reasonably determines

                                   Annex I-4
    that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company and (iv) the liquidation of the Company;

        (c) the Gross Asset Value of any Company Asset distributed to any Member shall be the Fair Market Value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution;

        (d) the Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Company Assets pursuant to Section 732(d), Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 1.704-1(b)(2)(iv)(f); PROVIDED, HOWEVER,
    that Gross Asset Values shall not be adjusted pursuant to this subsection
    (d) to the extent that the Board determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d);

        (e) if the Gross Asset Value of any Company Asset has been determined or adjusted pursuant to subsection (a), (b), (c) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation that would be taken into account with respect to such asset for purposes of computing gains or losses from the disposition of such asset; and

        (f) in all other cases, Gross Asset Value of any Company Asset means the adjusted basis of such Company Asset for federal income tax purposes.

        "HEALTH PRODUCTS BUSINESS" means the business of manufacturing and selling certain healthcare products, including anti-embolism stockings and compression therapy systems, sterile wound dressings, non-adhering dressings and gauze strips, dressing retainers, diabetic socks and slip resistant footwear as formerly conducted by the Health Products Division of Alba.

        "IMPERATIVE BOARD DECISIONS" has the meaning set forth in Section
4.1(f).

        "INITIAL RESTRICTIVE PERIOD" has the meaning set forth in Section 7.1.

        "INSOLVENCY EVENT" means an event where the Member is unable to pay its debts generally as they become due.

        "INTERNAL RATE OF RETURN" of a Member means the internal rate of return, compounded semi-annually, determined with reference to a cash flow stream consisting of "cash ins" and "cash outs." For this purpose, "cash ins" shall consist of the relevant Capital Contributions of such Member as of the specified date and "cash outs" shall consist of all amounts of cash distributed to such Member in respect of such contributions pursuant to Section 6.3(b) hereof.

                                   Annex I-5

        "INVOLUNTARY TRANSFER" means the following: the filing by or against a Member (where not dismissed within sixty (60) days of the date of filing), of a petition in bankruptcy or a petition in insolvency pursuant to the provisions of any state or federal insolvency or bankruptcy law or the appointment of a receiver or trustee of the property of a Member by reason of said Member's insolvency or inability to pay debts pursuant to said law.

        "INVOLUNTARY TRANSFEREE" has the meaning set forth in Section 7.6(b).

        "INVOLUNTARY TRANSFEROR" has the meaning set forth in Section 7.6(c).

        "LOSSES" has the meaning set forth in Section 6.6(b).

        "MANAGER" means a member of the Board designated or elected as provided in Section 4.1.

        "MEMBER ACCEPTANCE PERIOD" has the meaning set forth in Section 7.3(b).

        "MEMBER CORRELATIVE ITEM" has the meaning set forth in Section 6.6(c).

        "MEMBER SECTION 482 ALLOCATION" has the meaning set forth in Section 6.6(c).

        "MEMBER NONRECOURSE DEBT" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

        "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount of gain characterized as "partner nonrecourse debt minimum gain" under Treasury Regulations Sections 1.704-2(i)(2) and 1.704-2(i)(3).

        "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

        "MEMBERS" means the Persons listed in the preamble and all other Persons in whose name Units are registered on the Unit register of the Company and who are admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. Reference to a "Member" means any one of the Members.

        "MEMBERSHIP INTEREST" shall have the meaning set forth in Section 2.7.

        "MEMBERS SCHEDULE" shall have the meaning set forth in Section 2.7.

        "MINOR MEMBER" shall have the meaning set forth in Section 2.6.

        "MINOR MEMBERS" shall have the meaning set forth in Section 2.6.

        "NON-DISCLOSURE AGREEMENT" means the amended and restated non-disclosure agreement, dated September 6, 2002, by and among Tefron, Alba, Encompass and the Company.

                                   Annex I-6

        "NONRECOURSE DEDUCTIONS" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

        "OFFER" has the meaning set forth in Section 7.3(a).

        "OFFERED MEMBERS" has the meaning set forth in Section 7.3(a).

        "OFFER NOTICE" has the meaning set forth in Section 7.3(a).

        "OFFICER" means any person elected as an officer of the Company as provided in Section 4.3, but such term does not include any person who has ceased to be an officer of the Company.

        "OVER-ALLOTMENT RIGHT" has the meaning set forth in Section 3.3(b).

        "PERCENTAGE INTEREST" means, with respect to any holder of Units as of any date, the ratio (expressed as a percentage) of the aggregate number of Units held by such holder on such date to the aggregate number of Units outstanding on such date. The combined Percentage Interests of all holders of Units shall at all times equal 100 percent.

        "PERMITTED TRANSFER" has the meaning set forth in Section 7.3.

        "PERMITTED TRANSFEREE" has the meaning set forth in Section 7.3.

        "PERSON" means any individual, partnership, corporation, limited liability entity, trust, joint venture, unincorporated organization or other entity.

        "PREEMPTIVE NOTICE" has the meaning set forth in Section 3.3(b).

        "PREEMPTIVE RIGHT" has the meaning set forth in Section 3.3(b).

        "PROFITS" has the meaning set forth in Section 6.6(b).

        "PROPORTIONATE SHARE" has the meaning set forth in Section 3.3(b).

        "PROPOSED ISSUANCE" has the meaning set forth in Section 3.3(b).

        "PROPOSED PURCHASER" has the meaning set forth in Section 3.3(b).

        "PURCHASER" has the meaning set forth in Section 7.3.

        "PUT CONSIDERATION" has the meaning ascribed thereto in the Put Option Agreement.

        "PUT DATE" has the meaning ascribed thereto in the Put Option Agreement.

        "PUT OPTION" has the meaning set forth in the Put Option Agreement.

                                   Annex I-7

        "PUT OPTION AGREEMENT" means the Put Option Agreement, dated the date hereof, by and among the Company, Alba, Encompass and GE Capital.

        "QUALIFIED OFFERING" means a public offering of securities of the Company, or any successor thereto, which involves the sale of equity securities representing at least twenty percent (20%) of the total voting power of the Company for aggregate proceeds of not less than $15,000,000.

        "QUALIFIED NOMINEE" has the meaning set forth in Section 4.1(c).

        "REGULATORY ALLOCATIONS" has the meaning set forth in Section 6.6(c)(viii).

        "REFUSED INTERESTS" has the meaning set forth in Section 7.3(b).

        "REMAINING MEMBERS" has the meaning set forth in Section 7.6(c).

        "SALE PERIOD" has the meaning set forth in Section 7.3(c).

        "SELECTION CRITERIA" has the meaning set forth in Section 4.1(c).

        "SERIES" means each Series of Membership Interests designated by the Board in accordance with the terms of this Agreement as set forth on the Members Schedule hereto, each of which is intended to be a `SERIES' of Membership Interests as described in SECTION 18-215 of the Act and each of which may have different Members or groups of Members and may have separate rights, powers or duties with respect to specified property or obligations of the Company or profits and losses associated with specified property or obligations, and, may have a separate business purpose or investment objective.

        "SUBJECT INTERESTS" has the meaning set forth in Section 7.3(a).

        "SUBSIDIARY" means, with respect to any Person, any other Person Controlled by such Person.

        "TAG-ALONG INITIATOR" has the meaning set forth in Section 7.4(a).

        "TAG-ALONG INTEREST" has the meaning set forth in Section 7.4(a).

        "TAG-ALONG NOTICE" has the meaning set forth in Section 7.4(a).

        "TAG-ALONG OFFEREE" has the meaning set forth in Section 7.4(a).

        "TAX MATTERS MEMBER" has the meaning set forth in Section 8.4(a).

        "THIRD ALBA DESIGNEE" has the meaning set forth in Section 4.1(c).

        "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition, whether directly or indirectly and whether through one or a series of transactions (including by way of a change of control or any

                                   Annex I-8

Member), and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecation or otherwise dispose of, whether directly or indirectly and whether through one or a series of transactions.

        "TRANSFER INTEREST" has the meaning set forth in Section 7.6(c).

        "TREASURY REGULATIONS" means the permanent and temporary regulations of the Department of Treasury promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        "UNIT" means a unit representing a fractional part of the Membership Interests of all of the holders of Units of the Company and shall include all types and classes and/or Series of Units, including Common Units; PROVIDED that any type or class or Series of Unit shall have the designations, preferences and/or special rights set forth in this Agreement, and the Membership Interests represented by such type or class or Series of Unit shall be determined in accordance with such designations, preferences and/or special rights.

                                   Annex I-9